AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 10, 2001

                              REGISTRATION NO. 333-
- ------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            NetConnect Systems, Inc.
             (Exact name of registrant as specified in its charter)

--------------------------------- ---------------------------- ------------------------------------
Florida                             6770                         Applied For

--------------------------------- ---------------------------- ------------------------------------
--------------------------------- ---------------------------- ------------------------------------

State or other jurisdiction of      PRIMARY STANDARD INDUSTRIAL   I.R.S. Employer Identification No.
incorporation or organization       CLASSIFICATION CODE NUMBER
--------------------------------- ----------------------------- -----------------------------------

                              2503 W. Gardner Ct.,
                                Tampa, FL 33611
                                 813. 831-9348

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Michael T. Williams
                              2503 W. Gardner Ct.
                                Tampa, FL 33611
                            TELEPHONE: 813.831.9348

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As promptly as practicable after this registration statement becomes effective and after the closing of the proposed merger described in this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b, under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. *[ ]

                            ------------------------

 CALCULATION OF REGISTRATION FEE


Title of each                    Proposed        Proposed
 class of          Amount         maximum         maximum         Amount of
securities         to be       offering price    aggregate       registration
   to be        registered(1)    per unit      offering price       fee(2)
registered

Common           20,250,000        n/a              n/a               $100
stock, par
Value - no


(1) Represents an estimate of the maximum number of shares of common stock of Registrant which may be issued to former holders of shares of common stock of On-Line Connecting Systems pursuant to the merger described herein.
(2) The registration fee has been calculated pursuant to Rule 457(f )(2).

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

PROSPECTUS
                            NetConnect Systems, Inc.

NetConnect Systems, Inc., a Florida corporation, and On-Line Connecting Systems, Inc., a Texas corporation, have entered into a merger agreement. NetConnect Systems is a private company with no assets or operations originally formed to acquire On-Line Connecting Systems, a private company that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. On-Line Connecting Systems goal was to go public through that process and only through that process, a decision it had made before it contacted NetConnect Systems.

In assisting On-Line Connecting Systems to reach this goal, NetConnect Systems had to structure a transaction to meet two separate requirements. One is factual. The other is legal. One is discretionary. The other is mandatory. The discretionary factual requirement is imposed by On-Line Connecting Systems. The mandatory legal requirement is imposed by the NASD.

In adopting this transaction structure to meet both the requirements of On-Line Connecting Systems and the NASD, NetConnect Systems considered the following:

o The board of On-Line Connecting Systems has the legal right under Texas state law to require that the transaction be structured as a reverse merger with a shell.

o On-Line Connecting Systems could go public some way other than a reverse merger with a shell. But as the board in the proper exercise of its discretion under Texas state law in making a business judgment has made its decision concerning the method the company will utilize to go public, this is not a relevant issue.

o The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for On-Line Connecting Systems to secure a listing on the over the counter bulletin board.

o The use of a 1933 Act registration statement is acceptable to the NASD in order to meet its requirements for listing.

The merger satisfies On-Line Connecting Systems' requirement concerning the way the company will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is On-Line Connecting Systems' ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

There is no current market for the securities of NetConnect Systems. It is anticipated that a market maker will file to secure for the surviving company a listing on the over-the-counter bulletin board after this registration statement is declared effective.

Each outstanding share of On-Line Connecting Systems common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one million shares of NetConnect Systems common stock. When the merger closes, NetConnect Systems will be the surviving corporation.

The following table contains comparative share information for shareholders of On-Line Connecting Systems and NetConnect Systems immediately after the closing of the merger.

------------ ----------------------------- ------------------------------ ----------------
              The former shareholders of    The current shareholders of    Total
              ---------------------------   ----------------------------   -----
              On-Line Connecting Systems    NetConnect Systems
------------ ---------------------------- ------------------------------ -----------------
------------ ---------------------------- ------------------------------ -----------------
Number         20,250,000                    125,000                       20,375,000
------------ ---------------------------- ------------------------------ -----------------
------------ ---------------------------- ------------------------------ -----------------
Percentage          99.5%                        .5%                             100%
------------ ---------------------------- ------------------------------ -----------------

The 125,000 of shares retained by the current shareholders of NetConnect Systems were issued upon formation for a capital contribution of $79. NetConnect Systems has received a merger fee of $56,250 from On-Line Connecting Systems.

Officers, directors and affiliates of NetConnect Systems and On-Line Connecting Systems own a majority of the issued and outstanding stock of each company. Shareholders of On-Line Connecting Systems should be aware that:

o        There will be no stockholders' meeting.
o This prospectus will be used to solicit written consents of On-Line Connecting Systems stockholders. Consents must be received no later than 60 days from the date this prospectus is mailed to On-Line Connecting Systems stockholders.
o Dissenters' rights of appraisal exist and are more fully described on page 26
o There is no material interest, direct or indirect, by security holdings or otherwise, of affiliates of On-Line Connecting Systems in the proposed merger.
o Shareholders and affiliates of NetConnect Systems will retain shares in the surviving company and $56,250 in legal fees paid from the merger fee.

The merger  presents risks.  You should review "Risk Factors"  beginning on page
11.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the NetConnect Systems common stock to be issued in the merger or if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The prospectus is being sent to On-Line Connecting Systems stockholders on January 10, 2001.

                        SOLICITATION OF WRITTEN CONSENTS

NOTICE IS HEREBY GIVEN to stockholders of On-Line Connecting Systems, Inc. that in accordance with the provisions of Texas law, On-Line Connecting Systems stockholders are asked to consider and give On-Line Connecting Systems stockholders written consent to a proposal to approve:

o The merger agreement and plan of reorganization dated as of January 5, 2001 between On-Line Connecting Systems, a Texas corporation, and NetConnect Systems, Inc., a Florida corporation

o The articles of merger which will be filed with the offices of the secretary of state of the state of Texas.

In the materials accompanying this notice, On-Line Connecting Systems stockholders will find a prospectus relating to the merger proposal and a form of written consent. The prospectus more fully describes the proposal and includes information about NetConnect Systems and On-Line Connecting Systems. On-Line Connecting Systems strongly urges its stockholders to read and consider carefully this document in its entirety.

On-Line Connecting System's board of directors has determined that the merger is fair to On-Line Connecting Systems stockholders and in On-Line Connecting Systems stockholders best interests. Accordingly, the board of directors of On-Line Connecting Systems has unanimously approved the merger agreement and the board unanimously recommends that On-Line Connecting Systems stockholders consent to the transaction.

On-Line Connecting Systems, Inc.

Arthur Doyle Modesto
Chairman and President

                                 WRITTEN CONSENT

If On-Line Connecting Systems stockholders want to give their consent and vote FOR the merger, please sign below and return to:

Doyle Modesto, President
On-Line Connecting Systems, Inc.
809 N. Greenville Ave.
Allen, TX 75002
972-747-0707

Stockholder #1 Signature ________________________________________________


Print or Type Name      _________________________________________________


Stockholder #2 Signature_________________________________________________


Print or Type Name      _________________________________________________


Number of Shares        _________________________________________________

All consents must be received no later than 60 days from the date this prospectus is sent to stockholders. Written consents may be revoked during this period but are not revocable after written consents have been received from common stockholders owning more than 10.125 of On-Line Connecting System's issued and outstanding common stock, which is 50% of all issued and outstanding common stock of On-Line Connecting Systems.

If On-Line Connecting Systems stockholders do not wish to give their consent to vote for the merger, they may do nothing.

Remember, however, that On-Line Connecting Systems stockholders must comply with the appropriate provisions of Texas law to exercise dissenters rights. These rights are summarized in the prospectus. The relevant Texas statute is attached as an appendix to the prospectus.

                                     SUMMARY

This summary provides a brief overview of the key aspects of this offering.

The merger agreement is filed as an exhibit to and is incorporated by reference into this registration statement. Accordingly, the prospectus incorporates important business and financial information about the transaction that is not included in or delivered with the prospectus. This information is available without charge to security holders upon written or oral request, as follows:

                            Doyle Modesto, President
                        On-Line Connecting Systems, Inc.
                             809 N. Greenville Ave.
                                Allen, TX 75002
                                  972-747-0707

To obtain timely delivery, security holders must request the information no later than five business days before the date they must make their investment decision. This date is no more than 5 days after the date of this prospectus.

The Parties to the Merger

                            NetConnect Systems, Inc.
                              2503 W. Gardner Ct.
                                Tampa, FL 33611
                            Telephone: 813/831-9348

NetConnect Systems is a Florida corporation formed in January 2001. NetConnect Systems is a private company with no assets or operations originally formed to acquire On-Line Connecting Systems, a private company that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. On-Line Connecting Systems' goal was to go public through that process and only through that process, a decision it had made before it contacted NetConnect Systems.

In assisting On-Line Connecting Systems to reach this goal, NetConnect Systems had to structure a transaction to meet two separate requirements. One is factual. The other is legal. One is discretionary. The other is mandatory. The discretionary factual requirement is imposed by On-Line Connecting Systems. The mandatory legal requirement is imposed by the NASD.

In adopting this transaction structure to meet both the requirements of On-Line Connecting Systems and the NASD, NetConnect Systems considered the following:

o The board of On-Line Connecting Systems has the legal right under Texas state law to require that the transaction be structured as a reverse merger with a shell.

o On-Line Connecting Systems could go public some way other than a reverse merger with a shell. But as the board in the proper exercise of its discretion under Texas state law in making a business judgment has made its decision concerning the method the company will utilize to go public, this is not a relevant issue.

o The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for On-Line Connecting Systems to secure a listing on the over the counter bulletin board.

o The use of a 1933 Act registration statement is acceptable to the NASD in order to meet its requirements for listing.

o The merger satisfies On-Line Connecting Systems' requirement concerning the way the company will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is On-Line Connecting Systems' ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.


NetConnect Systems has never offered or sold any securities in either a registered or unregistered transaction except for issuing shares to its two stockholders upon its formation.

NetConnect Systems is not currently a company which is listed for trading on the over-the-counter bulletin board. Before securing approval of an application to be listed on the over-the-counter bulletin board, this registration statement must be declared effective. Public Securities, an NASD market maker, has agreed to file a form 211 to secure a listing on the over-the-counter bulletin board for the surviving company.

                        On-Line Connecting Systems, Inc.
                             809 N. Greenville Ave.
                                Allen, TX 75002
                                  972-747-0707

On-Line Connecting Systems was incorporated in Texas in June, 2000. On-Line Connecting Systems provides communications services, including callback services and fax machine to fax machine, internet based messaging services to individuals and businesses throughout the world.

Neither  On-Line   Connecting  Systems  nor  NetConnect  Systems  has  paid  any dividends.

Merger Matters

o The boards of directors of NetConnect Systems and On-Line Connecting Systems recommend approving the merger.

o The boards of directors of NetConnect Systems and On-Line Connecting Systems each believe that the merger is fair and in the best interest of their shareholders.

o The board of directors of On-Line Connecting Systems has not obtained an opinion from an independent advisor that the NetConnect Systems shares to be received by On-Line Connecting Systems stockholders is fair from a financial point of view to On-Line Connecting Systems stockholders.

o The merger will not be closed unless the following conditions are met or waived:

         o No material adverse change has occurred subsequent to the date of the last financial information in the registration statement in the financial position, results of operations, assets, liabilities or prospects of either company

o        This registration statement is effective under the Securities Act.

o The merger qualifies as a tax-free reorganization under Section 368 of the code.

o No litigation seeking to enjoin the merger or to obtain damages is be pending or threatened.

         o Holders of less than 10% of the outstanding shares of On-Line Connecting System's common stock are entitled to dissenters' rights.

o        The merger agreement may be terminated as follows:

         o If the closing has not occurred by any date as mutually agreed upon by the parties, any of the parties may terminate at any time after that date by giving written notice of termination to the other parties. No party may terminate if it has willfully or materially breached any of the terms and conditions of the agreement.

o        Prior to the mutually agreed closing date, either party may terminate

         o   Following the insolvency or bankruptcy of the other.
         o If any one or more of the conditions to closing is not capable of fulfillment.

o This prospectus is being used to solicit written consents of n-Line Connecting Systems stockholders.

         o All consents must be received no later than 60 days from the date this prospectus is sent to shareholders. Written consents may be revoked during this period but are not revocable after written consents have been received from common stockholders owning more than 10.125 shares of On-Line Connecting System's issued and outstanding common stock, which is 50% of all issued and outstanding common stock of On-Line Connecting Systems.

         o There are 20.25 shares of On-Line Connecting Systems common stock outstanding as of the date this prospectus is being sent to its shareholders. Each of its shareholders is entitled to one vote for each share of common stock held.

o A majority vote of the common stockholders is required to approve the merger.

         o        Written  consents  will be  counted  by the  board of  On-Line
                  Connecting Systems. If an On-Line Connecting Systems shareholder does not return a written consent, the shareholder's shares will not count as a vote or be used in determining whether consents from On-Line Connecting Systems shareholders owning the more than 50% of its issued and outstanding common stock necessary to approve the merger have been received.

Comparison of the percentage of outstanding shares entitled to vote held by directors, executive officers and their affiliates and the vote required for approval of the merger

All of NetConnect System's shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Shareholders owning all of NetConnect System's common stock have executed a written consent voting to approve the merger. No further consent of any of the shareholders of NetConnect Systems is necessary to approve the merger under the laws of the state of Florida.

More than 51% of On-Line Connecting System's shares are held by its directors, executive officers and their affiliates. Shareholders who did not consent to the merger will, by otherwise complying with Texas corporate law, be entitled to dissenters' rights with respect to the proposed merger. No consents will be solicited or accepted until after the effective date of this prospectus. Based upon the ownership of more than 50% of On-Line Connecting Systems common stock by officers, directors and affiliates, it appears that a favorable vote is assured.

Regulatory approval required

Neither NetConnect Systems nor On-Line Connecting Systems is aware of any governmental regulatory approvals required to be obtained with respect to the closing of the merger, except for the filing of the articles of merger with the offices of the secretary of state of the state of Texas.

Dissenters' rights

Dissenters' rights of appraisal exist. In general, under Texas law, any shareholder who does not give consent for the merger and files a written demand for appraisal with On-Line Connecting Systems within 20 days after mailing of the notice will be paid the fair market value of the shares on the date of the closing of the merger, as determined by the board of directors of On-Line Connecting Systems. If you wish to exercise these rights, you must not consent in writing or otherwise vote in favor of the merger, must file a written demand within the prescribed time period, and follow other procedures. These rights and the way you exercise them are discussed in greater detail beginning on page 26

Federal income tax consequences

Williams Law Group, P.A. has issued an opinion that neither On-Line Connecting Systems nor its shareholders will recognize gain or loss for federal income tax purposes as a result of the merger. Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

The tax aspects of this transaction are discussed further on page 22.

Selected Historical Financial Information

The following selected historical financial information of On-Line Connecting Systems and NetConnect Systems has been derived from their respective historical financial statements, and should be read in conjunction with the financial statements and the notes, which are included in this prospectus.

On-Line Connecting Systems

The following information concerning our financial position and operations is as of and for the period ended August 31, 2000.


REVENUES                                        0
LOSS FROM OPERATIONS                       58,820
LOSS PER COMMON SHARE                      12,203
TOTAL ASSETS                                6,274
LONG-TERM OBLIGATIONS                           0
CASH DIVIDENDS DECLARED                         0



NetConnect Systems

The following information concerning our financial position and operations is as of and for the period ended on the date of inception, January 5, 2001.

-------------------------- -----------------------------------------
                                January 5, 2001 (unaudited)
-------------------------- -----------------------------------------
-------------------------- -----------------------------------------
Total assets                                $0
-------------------------- -----------------------------------------
-------------------------- -----------------------------------------
Total liabilities                            0
-------------------------- -----------------------------------------
-------------------------- -----------------------------------------
Equity                                       0
-------------------------- -----------------------------------------
-------------------------- -----------------------------------------
Income                                       0
-------------------------- -----------------------------------------
-------------------------- -----------------------------------------
Expenses                                     0
-------------------------- -----------------------------------------
-------------------------- -----------------------------------------
Net loss                                    79
-------------------------- -----------------------------------------
-------------------------- -----------------------------------------
Net loss per share                           0
-------------------------- -----------------------------------------


                                  RISK FACTORS

On-Line Connecting Systems is a new company and has no operating history. On-Line Connecting Systems' services have not been completely developed and may never be successfully developed. These factors make it difficult to evaluate its potential success in implementing its business plan and to forecast its operating results.

On-Line Connecting Systems was incorporated in June 2000 and, as such, has no operating history. On-Line Connecting Systems's product development may not be successful. Because the Internet in general and the market for on line faxing using the internet is new and relatively uncertain, even if product development is successful, On-Line Connecting Systems does not know whether customers will use land-line plus internet based fax transmissions.

On-Line Connecting Systems needs to obtain at least $500,000 in additional financing in the next 12 months or it may not be able to continue operations, in which case the stock issued in the merger will probably have no value.

On-Line Connecting Systems does not have sufficient working capital to continue operations for the next 12 months. NetConnect Systems needs at least $500,000 million in financing during the next 12 months or On-Line Connecting Systems may have to cease operations. If On-Line Connecting Systems does not secure this additional financing in the next 12 months, then shareholders of On-Line Connecting Systems will probably lose their entire investment. No source of this funding has currently been located.

Other competing companies are offering free services similar to those offered by On-Line Connecting Systems, supported by advertising, which may cause subscribers to become unwilling to pay for On-Line Connecting Systems's services.

Many services provided over the Internet are provided free of charge to attract traffic to the service provider's website. As these free services become popular with consumers, On-Line Connecting Systems's services requiring a customer to pay for use must provide clear incremental benefits over free services to justify customers paying for On-Line Connecting Systems' services. In addition, to the extent free services of another provider are used by a potential On-Line Connecting Systems customer, it may be harder to persuade that potential customer to try On-Line Connecting Systems' services. In addition, On-Line may need to reduce prices for On-Line Connecting Systems' then-existing and future services to remain competitive.

These free services include free voice mail, free e-mail and free facsimile-to-email services, which are being offered by other companies in competition to On-Line Connecting Systems' services. The providers of free services attempt to recover their expenses and make a profit by selling advertising based on the traffic generated from users of free services. For example, free voice mail may require users to listen to taped ads before they can access their messages.

On-Line may never achieve profitability if On-Line cannot obtain telephone numbers. No agreements to obtain these numbers exist today.

On-Line Connecting Systems' future success will depend upon On-Line Connecting Systems' ability to procure large quantities of telephone numbers in the United States and foreign countries. Failure to obtain these numbers in a timely and cost-effective manner may prevent it from entering some foreign markets or hamper On-Line Connecting Systems' growth in domestic markets. On-Line Connecting Systems' ability to procure telephone numbers depends on applicable regulations, the practices of telecommunications carriers that provide telephone numbers and the level of demand for new telephone numbers.

On-Line may never achieve profitability if On-Line cannot obtain contracts with foreign internet service providers. None of these agreements are in place today.

On-Line Connecting Systems' future success will depend upon On-Line Connecting Systems' ability to procure agreements with internet service providers in foreign countries. Failure to obtain these agreements in a timely and cost-effective manner may prevent it from entering some foreign markets. On-Line Connecting Systems' ability to procure these agreements depends upon its ability to convince foreign ISP's to offer its services.

On-Line may never achieve profitability if On-Line cannot procure agreements for large amounts of discounted long-distance rates in the United States. No agreement to obtain these rates exists today.

On-Line Connecting Systems' future success will depend upon On-Line Connecting Systems' ability to procure agreements for large amounts of discounted long-distance rates in the United States. On-Line Connecting Systems' ability to procure these rates depends on applicable regulations, the practices of telecommunications carriers that provide these rates and the financial ability of On-Line to obtain these rates.

The market may not switch to On-Line Connecting Systems' services due to concerns about the reliability of internet communications, which may significantly reduce On-Line Connecting Systems' revenues if it ever commences operations and prevent the execution of On-Line Connecting Systems' business plan.

On-Line Connecting Systems' success is largely dependent upon the viability of the Internet as a medium for the transmission of documents. On-Line Connecting Systems' ability to sell its services to customers may be inhibited by the reluctance of some customers to switch from traditional screening and evaluation services and by widespread concerns over the adequacy of security in the exchange of information over the Internet.

The Internet may not prove to be viable communications media, document transmission may not be reliable and capacity constraints may inhibit efficient document transmission. Additionally, there may be delays in any transmission over the Internet.


On-Line Connecting Systems must retain and recruit key personnel. If it doesn't, its business could suffer because its revenues may be reduced if it cannot recruit or retain these key employees.

On-Line Connecting System's business is dependent on the services of Mr. Modesto. It has no employment contract with or key person insurance on him.

On-Line Connecting System's success also depends upon its ability to attract and retain highly skilled management and other personnel. Competition for highly skilled employees with technical, management, marketing, revenues, product development and other specialized training is intense and On-Line Connecting Systems may not be successful in attracting and retaining these kinds of personnel. In addition, it may experience increased costs in order to attract and retain skilled employees. To date, On-Line Connecting Systems has not recruited any of these necessary personnel.

On-Line Connecting System's management has significant control over stockholder matters, which may impact the ability of minority stockholders to influence On-Line Connecting System's activities.

On-Line Connecting System's officers and directors and their families control the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to its certificate of incorporation and approval of significant corporate transactions. These persons will beneficially own, in the aggregate, approximately 74% of On-Line Connecting System's outstanding common stock. Mr. Modesto disclaims beneficial ownership of 23.6% of On-Line Connecting System's common stock owned by his family members. Nonetheless, there is a consolidation of voting power in Mr. Modesto and his family that could have the effect of delaying, deterring or preventing a change in control of On-Line Connecting Systems that might be beneficial to other stockholders.

The price of On-Line Connecting System's stock may fall if, after the merger, On-Line Connecting System's insiders sell a large number of their shares. It may also fall if non-insiders sell their shares as well. This could reduce the price for which On-Line Connecting System's shareholders may be able to sell their shares.

A sale of shares by existing On-Line Connecting Systems security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of its common stock in any market that might develop after the merger. After the merger, approximately 60 non-insider stockholders, including members of Mr. Modesto's family, will own an aggregate of 10,100,000 non-restricted shares of the total 20,375,000 shares outstanding. There will be no restrictions on resale of these shares after the merger. The remaining shares may also be sold, subject to resale restrictions imposed under Rule 144.

Rule 144 generally provides that a person owning shares subject to the Rule who has satisfied or is not subject to a one year holding period for the restricted securities may sell an amount of restricted securities which does not exceed 1% of a company's outstanding common stock within any three month period, subject to certain restrictions.

If On-Line Connecting System's stock trades on the bulletin board after the merger, it may be subject to penny stock rules. This may make it more difficult for you to sell your shares.

Broker-dealer practices in connection with transactions in penny stocks are regulated by penny stock rules adopted by the SEC. These requirements may have the effect of reducing the level of trading activity in On-Line Connecting System's stock after the merger if trading commences.

Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

It is anticipated that On-Line Connecting System's stock will trade on the over-the-counter bulletin board after the merger. Because the bulletin board does not operate under the same rules and standards as the Nasdaq stock market, shareholders of On-Line Connecting Systems may have greater difficulty in selling their shares when they want and for the price they want.

The over-the-counter bulletin board is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the over-the-counter bulletin board. The SEC's order handling rules, which apply to Nasdaq-listed securities don't apply to securities quoted on the bulletin board.

Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the over-the-counter bulletin board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Stocks traded on the bulletin board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. This may inhibit the ability of shareholders of On-Line Connecting Systems to sell their shares when they want, how they want and for the price they want.

Investors may have greater difficulty in getting orders filled because it is anticipated that On-Line Connecting System's stock will trade on the over-the-counter bulleting board rather than on Nasdaq. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker dealer to trade bulletin board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

On-Line Connecting Systems may find it more expensive and time consuming to raise funds in a public offering after the merger closes. This could result in greater difficulty in raising funds if needed for operations or future growth.

A company whose shares are traded on the bulletin board is generally not eligible to use short-form registration statements on Form S-3. Having to utilize another form to register its securities may increase the time, cost and difficulty of raising funds in the future.

                                MERGER APPROVALS

In January, 2001, NetConnect System's board of directors approved the merger proposal. Stockholders owning all of the stock of NetConnect Systems approved the merger proposal by written consent shortly thereafter.

In January, 2001, the board of directors of On-Line Connecting Systems unanimously approved the merger proposal. Based upon the ownership of more than 50% of On-Line Connecting Systems common stock by officers, directors and affiliates, it appears that a favorable vote by stockholders of On-Line Connecting Systems is assured. No consents will be solicited or received from stockholders of On-Line Connecting Systems until after this registration statement has been declared effective.


                               MERGER TRANSACTION

The merger agreement provides each outstanding share of On-Line Connecting Systems common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one million shares of NetConnect Systems common stock. The following table contains comparative share information for shareholders of On-Line Connecting Systems and NetConnect Systems immediately after the closing of the merger.

------------- ---------------------------- ----------------------------- ------------------
               The former shareholders of    The current shareholders of  Total
               --------------------------   ---------------------------   -----
               On-Line Connecting Systems    NetConnect Systems
------------ ----------------------------- ----------------------------- ------------------
------------ ----------------------------- ----------------------------- ------------------
Number          20,250,000                    125,000                      20,375,000
------------ ----------------------------- ----------------------------- ------------------
------------ ----------------------------- ----------------------------- ------------------
Percentage           99.5%                        .5%                            100%
------------ ----------------------------- ----------------------------- ------------------


The agreement provides that at the closing of the merger, NetConnect Systems will elect new officers and a new board of directors to consist of the current officers and current directors of On-Line Connecting Systems. Prior to the closing of the merger, it will reincorporate in Texas and adopt On-Line Connecting Systems' articles and bylaws.

The agreement provides that On-Line Connecting System's shareholders who vote against the merger are entitled to dissenters' rights with respect to the proposed receipt of shares of NetConnect Systems common stock as set forth in your state's law. The agreement also provides for the payment to NetConnect Systems of a merger fee in the amount of $56,250.

None of the shares of NetConnect Systems common stock outstanding prior to the closing of the merger will be converted or otherwise modified in the merger and all of the shares of NetConnect Systems will be outstanding capital stock of NetConnect Systems after the closing of the merger.

The merger will be consummated promptly after this prospectus is declared effective by the SEC and upon the satisfaction or waiver of all of the conditions to the closing of the merger. The merger will become effective on the date and time a properly executed articles of merger are filed with the offices of the secretary of state of Texas. Thereafter, On-Line Connecting Systems will cease to exist and NetConnect Systems will be the surviving corporation in the merger.

Bulletin board listing

NetConnect Systems will be subject to the reporting requirements of the Securities Exchange Act of 1934 in the calendar year in which the merger closes because it filed this registration statement. It intends to continue to be subject to those requirement in subsequent years by filing before the effective date of this registration statement a form 8-A electing to be a reporting company subject to the requirements of the 1934 act.

Upon closing of the merger, NetConnect Systems will seek to become listed on the over the counter bulletin board under the symbol "NCNS." If and when listed, the On-Line Connecting System's shareholders will hold shares of a publicly-traded Texas corporation subject to compliance with the reporting requirements of the 1934 Act.

As more fully described in the Risk Factors section, the bulletin board operates under different rules and in a manner different and generally less efficient and effective as Nasdaq.

Contacts between the Parties

In May, 2000, Mr. Doyle Modesto, President of On-Line Connecting Systems contacted Mr. Michael T. Williams, Esq. by telephone. Michael T. Williams, Esq. is the principal of Williams Law Group and for administrative purposes only is the president and director of NetConnect Systems. Mr. Modesto had learned of Mr. Williams through research concerning reverse merger transactions on the internet. He advised Mr. Williams that the board of On-Line Connecting Systems had reviewed a number of available alternatives to go public and had determined that they only wanted to proceed if the transaction were structured as a reverse merger. He asked Mr. Williams if he could be of any assistance.

Mr. Modesto and his attorney engaged in several telephone discussions with Mr. Williams concerning his transaction structure. Mr. Modesto indicated that On-Line Connecting Systems had already made a strategic decision to promise investors and existing shareholders investment liquidity through a reverse merger with a shell company that would become listed on the over the counter bulletin board.

Mr. Williams told Mr. Modesto that his law firm, Williams Law Group, P.A., represented shell companies that could meet On-Line Connecting Systems' requirements. He indicated that he was only acting as an attorney for the shell corporation and that neither he nor his firm would be representing or advising On-Line Connecting Systems in any way in or about the proposed transaction.

Mr. Williams indicated that his firm only represented shell companies that used a transaction structure that was different than most other reverse merger transactions On-Line Connecting Systems might be considering. Mr. Williams explained that in his firm's opinion, a traditional reverse merger with a public shell involved companies that:

o At one time had assets or operations but had gone out of business and, thus, were only the "shell" of a former operating business. As such, in his firm's opinion, these shell companies were susceptible of having unknown liabilities, unknown shareholders and unknown shareholder rights, such as options or registration rights.
o Often times were "public" in that they were listed and trading at the time of the merger.
o Many times attempted to transfer free trading shares to shareholders of the private company in controlled transactions that were nonetheless purported to be exempt under Rule 144k.
o The promoters and their affiliates sometimes participated in post-merger promotion of the surviving company's stock. The promoters and their affiliates always maintained control of resale decisions concerning the shares they retained and often sold these shares in a way that was adverse to the interests of the formerly private company and its shareholders.

In contrast, Mr. Williams explained that the transaction structure utilized by companies represented by his law firm only involved shell companies that:

o        Are new,  not "used,"  companies.  These  companies  were formed by Mr.
         Williams' law firm. These companies have never had any assets or operations. These companies are not what the SEC would term "blank check" companies in that they are formed only after a specific acquisition candidate has been identified. The only shareholders other than Mr. Williams were his employees. As such, these companies were known by Mr. Williams' law firm to have no unknown liabilities, shareholders or shareholder rights.
o Do not become listed and trading until after the SEC has cleared a 1933 Act and 1934 Act registration statement covering stock to be issued in the merger and the merger closed.
o Issue to shareholders of private companies only fully registered shares under an the 1933 Act registration statement rather than transferring shares to these shareholders purportedly in reliance upon a resale exemption provided under Rule 144k.
o Do not involve a situation in which Mr. Williams, his law firm or his employee have any involvement with the surviving company in the transaction after the merger is closed.

o Mr. Williams and his employee do not and will not participate in post-merger promotion of the surviving company's stock.
o Mr. Williams will resign his positions at the closing of the merger, and his law firm will also resign as counsel to the company at that time. They will not be involved with and will not provide legal or other representation or advice to the surviving company in any way after the merger closes.
o Mr. Williams and his employee do not exercise any control over the resale of their shares after the merger closes and the stock of the surviving company becomes listed for trading on the over the counter bulletin board. All the shares they retain are to be held at a large NASD member brokerage firm in an account over which the account executive - and not Mr. Williams and his employee - will have full, final and complete control of all resale decisions.

Mr. Mark Caron is the registered representative and account executive at Raymond James and Associates, Tampa, Florida who will be making these resale decisions.

It is anticipated that the standards to be used will be the following:

o        First  and foremost,  only legally tradable shares will be resold.  Mr.
         Williams and his employee won't allow non-tradable shares to be resold. Raymond James' compliance department won't allow that to happen either.

o They will tell Mr. Caron from time-to-time to sell sufficient shares in the portfolio to net us a certain amount of dollars.

o        Mr. Caron will review the portfolio.

o        He will first determine which shares can be legally resold.

o Of the shares of the various companies in the portfolio that can be legally resold, he will determine whether is there an adequate trading market for these shares to be able to resell them in a manner that will net the requested amount.

o Assuming that he can generate more than the requested amount by selling shares that meet these criteria, he will then determine which shares have the least potential for future appreciation.

o        These are the shares that will be sold.

There are three caveats to this procedure.

o First, it may well be that because of the burden imposed by the prospectus delivery requirement, the shares in the companies for which registration statements are currently on file may all be resold as promptly as the market will allow at what is at least a reasonable price, subject to any existing option or lock-up agreements. None of these agreements exist for their retained shares of On-Line Connecting Systems.

o Second, in the interest of maintaining diversification of the portfolio or for similar reasons, he may also decide to sell shares of companies that he believes have a greater potential for appreciation than shares of other companies in the portfolio.

o Third, Mr. Caron has the discretion to sell any legally tradable shares in the portfolio at any time, regardless of whether he has received a request for funds from Mr. Williams or his employee.

Reasons for the Transaction Structure

NetConnect Systems, Inc., a Florida corporation, and On-Line Connecting Systems, Inc., a Texas corporation, have entered into a merger agreement. NetConnect Systems is a private company with no assets or operations originally formed to acquire a private company that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. On-Line Connecting Systems goal was to go public through that process and only through that process, a decision it had made before it contacted NetConnect Systems.

In assisting On-Line Connecting Systems to reach this goal, NetConnect Systems had to structure a transaction to meet two separate requirements. One is factual. The other is legal. One is discretionary. The other is mandatory. The discretionary factual requirement is imposed by On-Line Connecting Systems. The mandatory legal requirement is imposed by the NASD.

In adopting this transaction structure to meet both the requirements of On-Line Connecting Systems and the NASD, NetConnect Systems considered the following:

o The board of On-Line Connecting Systems has the legal right under Texas state law to require that the transaction be structured as a reverse merger with a shell.

o On-Line Connecting Systems could go public some way other than a reverse merger with a shell. But as the board in the proper exercise of its discretion under Texas state law in making a business judgment has made its decision concerning the method the company will utilize to go public, this is not a relevant issue.

o The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for On-Line Connecting Systems to secure a listing on the over the counter bulletin board.

o The use of a 1933 Act registration statement is acceptable to the NASD in order to meet its requirements for listing.

o The merger satisfies On-Line Connecting Systems' requirement concerning the way the company will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is On-Line Connecting Systems' ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

         Factual Requirement

On-Line Connecting Systems required that their going public transaction must involve a merger with a shell company. In order to meet this factual requirement, the transaction was structured to have On-Line Connecting Systems acquired by NetConnect Systems in a reverse merger. A reverse merger is a transaction in which NetConnect Systems and not On-Line Connecting Systems is the surviving company after the merger closes.

It is the board of On-Line Connecting Systems, not some third party, that has the right, indeed the duty, under Texas state law to make a determination as to which method of going public is in the best interest of the company and its stockholders. The board selected this process rather than another because it determined that this process has a very valid business purpose: In the minds of its potential investors, its shareholders and its management, this method of going public was well known, universally accepted and proven to be successful. This method would therefore enhance On-Line Connecting Systems' ability to raise capital and provide its investors and shareholders with liquidity.

         Legal Requirement

Although this transaction structure meets On-Line Connecting Systems' factual requirement, the merger itself does nothing to meet the NASD's legal requirement that On-Line Connecting Systems must become subject to the provisions of section 15d of the 1934 Act to meet the listing requirement under NASD Rule 6530. According to the NASD's interpretation of the Rule, this requirement for listing is met by the filing of a 1933 Act registration statement.

NASD Rule 6530 limits quotations on the over the counter bulletin board to the securities of issuers that make current filings pursuant to Sections 13 and 15(d) of the 1934 Act. In "Eligibility Rule Q and A," January 21, 1999, posted on the over the counter bulletin board website at http://www.otcbb.com/news/EligibilityRule/eligruleq&a.stm the NASD advised companies that wanted to become listed on the over the counter bulletin board that

         In order to be required to make filings pursuant to Section 13 or 15(d) of the Act, an issuer must register its class of securities under the Securities Act of 1933 or the Securities Exchange Act of 1934. [emphasis added]

So clearly, a registration statement such as this filed under the 1933 Act meets the NASD's requirement for listing.

That same statement of the NASD also indicates that the company must be a mandatory, not a discretionary, reporting company. Under section 15d of the 1934 Act and related regulations and interpretations, that requirement is met for the year in which this registration statement is declared effective. However, there may some uncertainty as to the mandatory reporting status thereafter. Accordingly, to avoid any uncertainty in this area, NetConnect Systems will file a companion registration statement on Form 8-A, the form prescribed for discretionary registration of securities under section 12(g) of the 1934 Act. The filing of the companion registration statement on form 8-A will assure continued compliance with NASD Rule 6530 in the years after this registration statement is declared effective, so long as the surviving company remains current in its reporting requirements.

NASD Rule 6530 is not met by the merger. It is met by structuring the transaction to have the shares that are issued to On-Line Connecting Systems' shareholders in the merger registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act on Form 8-A.

Although this transaction structure is utilized to meet On-Line Connecting Systems' requirement of going public through a reverse merger with a shell company, this registration statement is not being filed because of that requirement. It is being filed because in order for On-Line Connecting Systems to reach its goal of going public, the requirement imposed by the NASD has to be satisfied. This registration statement, and not the merger, is what meets that requirement.

Thus, by being acquired by NetConnect Systems in a transaction in which shares that are issued to On-Line Connecting Systems' shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act, On-Line Connecting Systems meets both the NASD legal requirement of going public - Rule 6530 - and its own factual requirement for the way it wants to go public - a reverse merger with a shell company.

Reasons for Recommending Approval of the Merger

Both the boards of directors of NetConnect Systems and On-Line Connecting Systems have recommended approving the merger. Neither of the boards of directors of NetConnect Systems or On-Line Connecting Systems requested or received, or will receive, an opinion of an independent investment banker as to whether the merger is fair, from a financial point of view, to NetConnect Systems and its shareholders or On-Line Connecting Systems and its shareholders.

In considering the merger, the NetConnect Systems board took note of the fact that On-Line Connecting Systems met its acquisition candidate profile in that it was a private company that had already determined to go public through merger with a shell when it first contacted NetConnect Systems. In addition, the board noted On-Line Connecting Systems could produce audited financial statements and other information necessary for the filing of this registration statement and had agreed to pay the required merger fee to NetConnect Systems, Accordingly, the NetConnect Systems board determined that the merger proposal was fair to, and in the best interests of, NetConnect Systems and the NetConnect Systems' shareholders.

The board of On-Line Connecting Systems also concluded that this transaction fully met On-Line Connecting Systems' business objective in the manner the board deemed to be the most appropriate consistent with its business decision to go public through a process involving a reverse merger with a shell corporation.

The board noted the transaction structure proposed by NetConnect would meet its objective of going public because it involved a transaction in which shares that are issued to On-Line Connecting Systems' shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act. As such, On-Line Connecting Systems would be able to meet the NASD's legal requirement of going public using the method it desired.

The On-Line Connecting Systems board recommended approving the merger because it concluded that the merger and its terms, including the merger fee to be paid to NetConnect Systems and the shares retained by shareholders of NetConnect Systems after the merger closed, were fair and in the best interests of On-Line Connecting Systems' shareholders. The board recommended On-Line Connecting Systems' shareholders approve the merger.

The board's conclusion and recommendation were based upon the following:

o On-Line Connecting Systems did not consider other methods of going public to be appropriate. The board determined that a reverse merger with a shell was the only acceptable alternative because this process, in the minds of its potential investors, its shareholders and its management, was:

o        Well-known
o        Universally accepted
o        Proven to be successful

         The board took note that the bulletin board might not be as efficient or effective as Nasdaq. The board also pointed out that On-Line Connecting Systems didn't qualify for Nasdaq listing in any case.

         The board noted that there would be increased expense because of the requirement to become and remain an SEC reporting company in order to secure and maintain the bulletin board listing. Nonetheless, the board felt in its best business judgment that recognizing and acting upon investor, shareholder and management requests and desires for liquidity as soon as possible was in the long-term best interest of On-Line Connecting Systems and its business.

o The board investigated a number of individuals and entities who offered to assist the company in becoming a reporting, listed and trading company through a reverse merger. The board concluded that the transaction structure proposed by NetConnect had significant advantages over other types of reverse merger transaction structures. And it concluded that counsel to NetConnect Systems possessed a higher level of honesty, knowledge, experience and competence necessary for a successful transaction than it felt would be available through other alternatives.

o        The  merger  fee  and  number  of  shares  retained  were   reasonable,
         particularly   in  comparison  to  traditional   shell  reverse  merger
         transactions. They were also reasonable in view of the knowledge and experience of the attorney for NetConnect Systems.

Having made these decisions, the board felt that to undertake this transaction in some other manner with some other company or individuals would be inconsistent with the decision the board in the proper exercise of the discretion it is allowed under the business judgment standards of Texas law and the interests and desires of all the shareholders of On-Line Connecting Systems.

The $56,250 merger fee paid to NetConnect Systems by On-Line Connecting Systems under the terms of the merger agreement has been paid to Williams Law Group for legal services in preparing this registration statement.

Interests of Certain Persons in the Merger

Upon the closing of the merger, the current directors and executive officers of On-Line Connecting Systems will become the directors and executive officers of the surviving corporation.

Mr. Williams' law firm has received a fee of $56,250 paid from the merger fee. He and his employee will retain 125,000 shares following the merger. These shares will not be registered for resale. These shares currently have no value as they cannot be resold until January 5, 2002 at the earliest, and then only subject to the limitations of Rule 144. These shares may never have any realizable value.

Material Federal Income Tax Consequences

The following discussion summarizes all the material federal income tax consequences of the merger. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, existing and proposed Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to the On-Line Connecting Systems shareholders, as described below.

Williams Law Group has addressed this opinion to most of the typical shareholders of companies such as On-Line Connecting Systems. However, some special categories of shareholders listed below will have special tax considerations that need to be addressed by their individual tax advisors:

o        Dealers in securities
o        Banks
o        Insurance companies
o        Foreign persons
o        Tax-exempt entities
o Taxpayers holding stock as part of a conversion, straddle, hedge or other risk reduction transaction
o Taxpayers who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions

It also does not address the tax consequences of the merger under foreign, state or local tax laws.

Williams Law Group strongly urges On-Line Connecting Systems stockholders to consult their own tax advisors as to the specific consequences of the merger to them, including the applicable federal, state, local and foreign tax consequences of the merger in their particular circumstances.

Neither NetConnect Systems nor On-Line Connecting Systems has requested, or will request, a ruling from the Internal Revenue Service with regard to any of the federal income tax consequences of the merger. The tax opinions will not be binding on the IRS or preclude the IRS from adopting a contrary position.

It is the opinion of Williams Law Group, P.A., counsel to NetConnect Systems, that the merger will constitute a reorganization under Section 368(a) of the code. The tax description set forth below has been prepared and reviewed by Williams Law Group, and in their opinion, to the extent the description relates to statements of law, it is correct in all material respects. The following tax consequences are implicit in the firm's opinion that the merger is a 368(a) reorganization. This discussion summarizes the tax opinion given by counsel.

As a result of the merger's qualifying as a reorganization, the following federal income tax consequences will, under currently applicable law, result:

o No gain or loss will be recognized for federal income tax purposes by the holders of On-Line Connecting Systems common stock upon the receipt of NetConnect Systems common stock solely in exchange for On-Line Connecting Systems common stock in the merger, except to the extent that cash is received by the exercise of dissenters' rights.

o The aggregate tax basis of the NetConnect Systems common stock received by On-Line Connecting Systems shareholders in the merger will be the same as the aggregate tax basis of the On-Line Connecting Systems common stock surrendered in merger.

o The holding period of the NetConnect Systems common stock received by each On-Line Connecting Systems shareholder in the merger will include the period for which the On-Line Connecting Systems common stock surrendered in merger was considered to be held, provided that the On-Line Connecting Systems common stock so surrendered is held as a capital asset at the closing of the merger.

o A holder of On-Line Connecting Systems common stock who exercises dissenters' rights for the On-Line Connecting Systems common stock and receives a cash payment for the shares generally will recognize capital gain or loss, if the share was held as a capital asset at the closing of the merger, measured by the difference between the shareholder's basis in the share and the amount of cash received, provided that the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the code or does not have the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the code after giving effect to the constructive ownership rules of the code.

o        Neither  NetConnect   Systems   nor  On-Line  Connecting  Systems  will
         recognize gain solely as a result of the merger.

o There is a continuity of interest for IRS purposes with respect to the business of On-Line Connecting Systems. This opinion is based upon IRS ruling guidelines that require eighty percent continuity, although the guidelines do not purport to represent the applicable substantive law.

A successful IRS challenge to the reorganization status of the merger would result in significant tax consequences. For example,

o On-Line Connecting Systems would recognize a corporate level gain or loss on the deemed sale of all of its assets equal to the difference between

              o the sum of the fair market value, as of the closing of the merger, of the NetConnect Systems common stock issued in the merger plus the amount of the liabilities of On-Line Connecting Systems assumed by NetConnect Systems

                           and

o             On-Line Connecting System's basis in the assets

o On-Line Connecting System's shareholders would recognize gain or loss with respect to each share of On-Line Connecting Systems common stock surrendered equal to the difference between the shareholder's basis in the share and the fair market value, as of the closing of the merger, of the NetConnect Systems common stock received in merger therefore.

In this event, a shareholder's aggregate basis in the NetConnect Systems common stock so received would equal its fair market value and the shareholder's holding period for this stock would begin the day after the merger is consummated.

Even if the merger qualifies as a reorganization, a recipient of NetConnect Systems common stock would recognize income to the extent if, among other reasons any shares were determined to have been received in merger for services, to satisfy obligations or in consideration for anything other than the On-Line Connecting Systems common stock surrendered. Generally, income is taxable as ordinary income upon receipt. In addition, to the extent that On-Line Connecting Systems shareholders were treated as receiving, directly or indirectly, consideration other than NetConnect Systems common stock in merger for On-Line Connecting System's shareholder's common stock, gain or loss would have to be recognized.

Exclusivity

Until either the merger agreement is terminated or the merger closed, On-Line Connecting Systems has agreed not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business of On-Line Connecting Systems or the shares of capital stock of On-Line Connecting Systems.

Similarly, until either the merger agreement is terminated or the merger closed, NetConnect Systems has agreed not to make any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business or the shares of capital stock of any other company.

Termination

The merger will not be closed unless the following conditions are met or waived:

o No material adverse change has occurred subsequent to the date of the last financial information in the registration statement in the financial position, results of operations, assets, liabilities or prospects of either company

o        This registration statement is effective under the Securities Act.

o The merger qualifies as a tax-free reorganization under Section 368 of the code.

o No litigation seeking to enjoin the merger or to obtain damages is be pending or threatened.

o        Holders  of   less  than  10%  of  the  outstanding  shares of  On-Line
         Connecting System's common stock are entitled to dissenters' rights.

The merger agreement may be terminated as follows:

o If the closing has not occurred by any date as mutually agreed upon by the parties, any of the parties may terminate at any time after that date by giving written notice of termination to the other parties. No party may terminate if it has willfully or materially breached any of the terms and conditions of the agreement.

o        Prior to the mutually agreed closing date, either party may terminate

         o  Following the insolvency or bankruptcy of the other.
         o If any one or more of the conditions to closing is not capable of fulfillment.

As NetConnect Systems goes through the due diligence and filing process, facts and circumstances not known to it when it started the process leading to closing the merger may come to light that make proceeding with the transaction inadvisable in the opinion of NetConnect Systems. If this occurs or if On-Line Connecting Systems cancels the agreement after paying the first installment, all fees previously received by NetConnect Systems will be retained.

Dissenters' Rights

The following summary of dissenters' rights under Texas law is qualified in its entirety by reference to Article 5.12, Texas Business Corporation Statutes. All material terms of Article 5.12 are summarized below. NetConnect Systems has filed copies of these statutes as an appendix to the registration statement.

Under Texas law, an On-Line Connecting Systems shareholder who does not give consent for the merger and otherwise does not vote for the merger and files a written demand for appraisal with On-Line Connecting Systems within 20 days after mailing notice will be paid the fair market value of the shares on the date of the closing of the merger, as determined by the board of directors of On-Line Connecting Systems. If an On-Line Connecting Systems shareholder wishes to exercise these rights, he or she must not give written consent to the merger and otherwise does not vote for the merger, must file the written demand within the prescribed time period, and follow other procedures.

Within 20 days after On-Line Connecting Systems has given notice, any shareholder of On-Line Connecting Systems who elects to dissent shall file with the corporation a notice of the election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Fair value means the value of the shares as of the close of business on the day prior to the merger authorization date, excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable.

Any shareholder failing to file this election to dissent within the 20 day period is bound by the terms of the proposed merger. Any shareholder filing an election to dissent must deposit his or her certificates for certificated shares with On-Line Connecting Systems simultaneously with the filing of the election to dissent.

Upon filing a notice of election to dissent, the shareholder is thereafter entitled only to payment for dissenting and is not entitled to vote or to exercise any other rights of a shareholder.

It is a condition to On-Line Connecting Systems' obligations to consummate the merger that the holders of no more than 10% of the outstanding shares of On-Line Connecting Systems' common stock are entitled to dissenters' rights. If demands for payment are made with respect to more than 10%, of the outstanding shares of On-Line Connecting Systems' common stock, and, as a consequence more than 10% of the stockholders of On-Line become entitled to exercise dissenters' rights, then On-Line will not be obligated to consummate the merger.

Accounting Treatment

For accounting purposes, the merger will be treated as a reorganization by On-Line Connecting Systems.

Merger Procedures

Unless otherwise designated by an On-Line Connecting Systems shareholder on the transmittal letter, certificates representing shares of NetConnect Systems common stock issued to On-Line Connecting Systems shareholders will be issued and delivered to the tendering On-Line Connecting Systems shareholder at the address on record with On-Line Connecting Systems . In the event of a transfer of ownership of shares of On-Line Connecting Systems common stock represented by certificates that are not registered in the transfer records of On-Line
Connecting Systems , the shares may be issued to a transferee if the certificates are delivered to the transfer agent, accompanied by all documents required to evidence the transfer and by evidence satisfactory to the transfer agent that any applicable stock transfer taxes have been paid. If any certificates shall have been lost, stolen, mislaid or destroyed, upon receipt of

o An affidavit of that fact from the holder claiming the certificates to be lost, mislaid or destroyed.
o The bond, security or indemnity as the parent corporation and the merger agent may reasonably require.
o Any other documents necessary to evidence and effect the bona fide merger, the transfer agent shall issue to holder the shares into which the shares represented by the lost, stolen, mislaid or destroyed.
o    Certificates have been converted.

Neither NetConnect Systems, On-Line Connecting Systems , nor the transfer agent is liable to a holder of On-Line Connecting System's common stock for any amounts paid or property delivered in good faith to a public official under any applicable abandoned property law. Adoption of the merger agreement by the On-Line Connecting System's shareholders constitutes ratification of the appointment of the transfer agent.

After the closing of the merger, holders of certificates will have no rights with respect to the shares of On-Line Connecting Systems common stock represented thereby other than the right to surrender the certificates and receive in merger the shares of NetConnect Systems common stock to which the holders are entitled.

               ON-LINE CONNECTING SYSTEMS SELECTED FINANCIAL DATA

For the period ending August 31, 2000

REVENUES                                        0
LOSS FROM OPERATIONS                       58,820
LOSS PER COMMON SHARE                      12,203
TOTAL ASSETS                                6,274
LONG-TERM OBLIGATIONS                           0
CASH DIVIDENDS DECLARED                         0


                  ON-LINE CONNECTING SYSTEMS PLAN OF OPERATIONS

The initial step in implementing the business plan was our creation of the client software product, which was completed earlier in the year.

The next step was to create the infrastructure in Allen, Texas. This included establishing our Internet site complete with Web, FTP, DNS and mail servers and the necessary back-up servers.

The third preparatory step was to create the necessary support structure for the commercial services which On-Line Connecting Systems will offer, and then connect this system to the Internet site in a secure manner so as to insulate it from hackers who might have designs on disrupting future service.

On-Line Connecting Systems then spent the entire month of September intensively testing on three analog phone lines the services that On-Line Connecting Systems is now prepared to commercialize.

Following the successful completion of our testing of the analog telephone service, On-Line Connecting Systems completed the installation of its four T-1 digital service lines at the Allen, Texas, location in order to enable it to provide our current 96 telephone lines, which it deemed necessary for the commencement of our initial customer service.

At this time, an additional equipment and software expenditure of $55,000 is required in order for us to be fully operational with our callback service only. It is currently negotiating with potential investors to secure these funds upon completion of the proposed merger, but has no firm commitments for these funds.

On-Line Connecting Systems expects to make expenditures of at least $450,000 during the next 12 twelve months. These expenditures will be used to add voice-over internet protocol services to enable our subscribers to make international telephone calls at even lower rates than those currently available from any existing callback service known to On-Line Connecting Systems.

At this time, more than 10 foreign ISP's have already agreed to subscribe to its proposed service and discussions are in progress to add additional subscribers. No agreements have been signed at this time because of foreign constraints regarding contracts with private or non-governmental providers.

On-Line Connecting Systems is currently negotiation a contract with Sprint to provide $500,000 of long-distance service on its 96 telephone lines. It is anticipated that the service will start with Sprint's receipt of a $75,000 deposit from NetConnect Systems following the closing of the pending merger.

On-Line Connecting Systems will need to hire the following additional personnel in the next 12 months:

One administrator and two administrative assistants, two programmers and six technicians. Mr. Modesto has identified all necessary individuals. They have indicated they are willing to come to work for On-Line when requested.

Revenues

On-Line Connecting Systems has not generated any revenues as of this date. It intends to generate revenue by first implementing its callback system. This will require an additional $55,000 to purchase and install the remaining required equipment.

Cost of revenues

As On-Line Connecting Systems grows, its operating expenses will increase in connection with building and maintaining its team of technical, sales, general and administrative staff needed to support its growth.

Sales and marketing expenses will consist primarily of commissioned compensation for account executives, travel, public relations, sales and other promotional materials, trade shows, advertising, and other sales and marketing programs.

General and administrative expenses will consist primarily of executive salaries, overhead, technical personnel and relatively insubstantial fees for outside professional advisors. It expects that general and administrative expenses will continue to increase as its business expands.

Liquidity and capital resources

On-Line Connecting Systems currently does not have internal resources necessary to implement its business plan and has no firm commitments to provide it financing needed in the future.

Material agreements

There are no material contracts or agreements in existence by and between On-Line Connecting Systems and any other party. Additionally, On-Line Connecting Systems is not dependent upon any single source for the supply of any components necessary to conduct its business.

                       ON-LINE CONNECTING SYSTEMS BUSINESS

On-Line Connecting Systems, Inc., was incorporated as a Texas Corporation on June 13, 2000. On-Line has no operating history.

On-Line provides communications services, including callback services and fax machine to fax machine messaging services to individuals and businesses throughout the world. On-Line will offer four types of communications services, which utilize a combination of land-based phone lines and international internet transmission:

o Traditional callback services, which allow the customer to connect to the U.S. phone system through a telephone.
o Internet callback services, which allows the customer to connect to the U.S. phone system through the internet.
o International internet high-speed access, which allows the customer to connect to a high-speed internet access line from anywhere in the world.
o International fax services, which allow a customer to send and receive faxes directly from or to fax machines in foreign countries.

All services will use the same equipment and telephone lines. Initially, customers will be able to sign up for the first three services--traditional callback, internet callback and international internet access--with the fax service following 30-60 days later. As soon as a customer signs up through On-Line Connecting Systems' its website and purchases a block of time by credit card, he or she will promptly receive a On-Line U.S. phone number to connect them to its internet service in their country.

It initially intends to offer its services in Mexico, commencing February 2001. On-Line intends to increase the number of new international locations to countries such as Vietnam or any of several African countries. These countries have traditionally higher telephone rates, plus their time zones enable On-Line to make better use of its purchased blocks of telephone time. On-Line anticipates this expansion in the next 12-24 months.


TELEPHONE CALLBACK SERVICES

According to the International Telecommunications Union, the international telecommunications industry accounted for $52.8 billion in revenues for 1995. Based upon trends in revenue growth from 1991 through 1995 measured by the ITU, On-Line believes that international long distance telecommunications revenues will surpass $76 billion by the end of 2000 if these trends continue. Deregulation, together with decreases in the cost of providing services and the introduction of sophisticated value-added features, have made it possible for new entrants to compete with large global telecommunications providers and national incumbent telephone operators in providing international voice telecommunications services. In addition, the convergence of conventional telephony and computing technologies with the advent of the internet has created the opportunity for data networks, and computers in general, to become primary telecommunications tools. Industry analysts expect the market size for both value-added internet protocol data networking services and internet access to continue to grow rapidly as businesses and consumers increase their use of the internet, intranets and privately managed internet protocol networks for both electronic commerce as well as conventional telephony. The International Data Corporation projects total value-added services revenues generated by internet service providers alone to grow from $197.8 million in 1996 to approximately $11.4 billion in 2000, reaching average annual growth of approximately 175.6% during that period.

On-Line Connecting Systems' objective is to become a provider of value-added telecommunications services in markets that historically have been underserved by large global telecommunications providers. On-Line intends to enter international markets by providing non-regulated or less regulated telecommunications services, such as international call-reorigination, generally referred to as callback services. Most of the planned services can be provided under existing regulatory frameworks.

Traditional Callback Services

The high costs of international telephone service is, On-Line believes, a major issue for businesses and international travelers around the world. By utilizing the United States' telephone system, which is one of the least expensive in the world, international customers can realize a price savings of 20-80% over the local telephone companies' international rates. In order to use any of its services, customers must advance purchase telephone time from On-Line through a credit card transaction.

The traditional callback service is performed as follows:

o A foreign customers places a call to a special access number in the United States.
o The customer lets it ring once or twice, then hangs up . There is no charge for that call because it was not completed.
o        On-Line, in turn, calls the customer back at his or her number.
o When the customer answers this call, the customer gets a prompt asking the customer to enter the number he or she wishes to reach and how much credit is available to the customer.
o        The customer is then able to dial using the U.S. telephone system.

Internet Callback Services

Many countries, either by policy or because of equipment shortcomings, block traditional telephone callback services. For those situations, On-Line offers an internet-based callback service, which cannot be blocked by phone service problems. This service also allows the customers to place multiple calls in sequence. Again, time is pre-purchased by credit card.

This service is performed as follows:

o A customer logs onto the internet and launches a software program On-Line provides.
o The program, represented by an icon on the customer's computer screen, includes a list of frequently called telephone numbers, plus a file transfer protocol program.
o When the customer clicks on the icon and selects the number he or she wishes to call, the file transfer protocol program transfers that information to its computers in the U.S., then logs the user off the internet and hangs up the telephone line if he or she is receiving the call on the same line.
o On-Line then calls the customer back, places the outbound call for the customer and informs the customer how much credit he or she has for this call.

International Callback Internet Access

Many countries don't have fast connections to the internet, or have a large number of people trying to use their limited internet access lines, or both. This is a hardship for customers who wish to transfer large files, such as video or multimedia files, on the internet. Typically, customers can connect at up to 33,600 BPS, as opposed to some countries which can only handle slow data transfer. On-Line Connecting Systems' solution connects the customer using a similar protocol to the one described for internet telephone callback.

The service is performed as follows:

o The customer clicks on a similar icon, but asks for an internet rather than a telephone connection.
o            On-Line calls back.
o The customer's computer answers and is then connected to its high-speed internet service.

Customers

The most likely customers for this service are businesses in foreign countries, such as hotels, and international travelers.

FAX SERVICES

Traditional Faxing

The fax machine is a valuable tool for communication for businesses and individuals. Although e-mail traffic is growing rapidly, faxing continues to grow.

In 1998, the U.S. and international market totaled $23 billion in revenues. By 2003, its value will exceed $58.6 billion. This is according to International Data Corporation report titled Call Center Services, Worldwide Markets and Trends, 1998-2003.

Trends in Faxing

The transmission of faxes over the internet has become an increasingly popular tool and provides a low cost method to send and receive faxes. However, many users aren't connected to the Internet or want to send their faxes from a fax machine and not a computer. Thus, although many users are increasingly faxing documents directly from their computers, thereby growing less dependent on traditional fax machines, many users don't wish to do so.

Need For Cost-Effective Solutions

On-Line Connecting Systems' fax service takes advantage of international internet transmission and U.S. bulk rate long distance fees. In the U.S., bulk long distance rates of less than $0.05 per minute may be purchased from many different carriers. This makes it possible to fax anywhere in the U.S. for approximately 5 cents per page because each page takes about 1 minute to send. Many countries charge more than $1 per minute to call the U.S.

-------------------------------------- -----------------------------------------
Example 1.                                  Example 2.

-------------------------------------- -----------------------------------------
-------------------------------------- -----------------------------------------
5 page fax to U.S.                        5 page fax

-------------------------------------- -----------------------------------------
-------------------------------------- -----------------------------------------
5 pages = 5min. @$1/m     $5.00           5 page = 5 min  @ $7/m     $ 35.00
-------------------------------------- -----------------------------------------
-------------------------------------- -----------------------------------------
Connection charge         $1.40           Connection charge
-------------------------------------- -----------------------------------------
-------------------------------------- -----------------------------------------
Total Cost                $6.40           Total Cost                 $ 35.00
-------------------------------------- -----------------------------------------


o        Compare this with ON-LINE CONNECT SYSTEMS cost for each call = $0.25

On-Line Connect Systems will contract with Internet Service Providers in different countries to get the faxes to the U.S. via the Internet. On-Line will then send the faxes anywhere in the world at a reduced cost to the client. This service will be transparent to the fax receiver and will not require the sender or receiver to have access to computers or any other type of special equipment. They will only need to have a fax machine.

      The international fax service is performed as follow:

o        Faxes are faxed to local Internet Service Providers.

o The received fax is then sent via the Internet to On-Line Connecting in Texas.

o        On-Line Connecting  receives  the fax and recipient information.

o        On-Line Connecting  faxes the recipient.

o        On-Line Connecting sends fax confirmation back to the local ISP

o        The ISP faxes confirmation to sender.

At this time, the majority of the systems, including computers and software, are in place for operation of its first planned services. Its phone lines are installed and awaiting service. On-Line anticipates commencing fax operations in March 2001.

Benefits

Its services are designed to provide the following key benefits to individual consumers and end-users:

o Anytime, Anywhere Accessibility. On-Line has designed its services to allow easy access by customers seven days a week, 24 hours a day from a fax machine at any location.

o Cost Effective Service. On-Line believes that by using its service, customers can achieve cost savings and efficiency when compared to traditional all-land-line-based international telephone and fax communication.

o Customer Support. On-Line intends to offer its customers, including its foreign customers, support seven days a week, 24 hours a day through the internet. On-Line believes virtually all its subscribers will be based outside the United States.

Pricing

On-Line Connecting Systems' services will be offered on per minute rates, which vary depending on the location of the originating and destination fax/phone number. Its goal is to charge 50% of the cost of a local call, based on a per-minute charges, which can range from $.50 to $10 a minute or more. Of that 50% profit margin, On-Line anticipates leaving 25% with the local internet service provider, keeping the remainder for NetConnect Systems.

Marketing

On-Line will have two primary customers for its fax services, the foreign ISPs and foreign telephone/fax users.

The most compelling reason for an ISP to contract with On-Line is that it represents another source of income for the ISP. For a customer to use its services, the motivator is the cost savings.

On-Line is not yet operational. When it becomes operational, On-Line intends to build and increase revenues by:

o Advertising in industry journals and publications as it enters its target markets

o        Active customer contacts expected to begin by mid- 2001

o        By increasing length of revenue producing contracts with ISP's

o        Hiring   sales  representatives  as  it  enters  its   target  markets,
         anticipated to begin shortly after this registration statement is declared effective

o Expanding its relationships with its contacts in foreign countries on an ongoing basis

o        Expanding its product base as On-Line grows its market.

Currently, On-Line is selecting target ISPs for its initially marketing efforts.

On-Line intends to create customer loyalty by:

o        Offering a cost-effective service

o Innovative use of technology--At the current time, it possesses proprietary software that requires no additional investment on the part of the user

o A high level of customer service--By being the first in its markets, On-Line has the opportunity to grow its customer service department as On-Line grows the business. On-Line believes no matter how good its business plan, if you can't provide good service, customers will go elsewhere.

o Competitive pricing --On-Line intends to sell its service on a pay-per-use or percentage of profit basis.

o Personalized services--On-Line intends to employ technical and customer service personnel well-educated on its services and will provide 24-hour service.

On-Line intends to pursue two basic types of commercial relationships in rolling out its network:

o International Strategic Alliances. To expand On-Line's international network rapidly, On-Line is pursuing strategic alliances with companies in a number of foreign markets. These alliances will provide On-Line with local marketing, billing, co-location, customer support and phone numbers. Its agreements with its international strategic alliance resellers may provide that the reseller is granted a license as On-Line's exclusive reseller in the particular country in question. The license will have an initial term of one-year following commercial launch and is renewable by the reseller for additional one-year renewal terms, provided that specified threshold requirements for On-Line Connecting subscribers are met at the expiration of each term. The proposed reseller agreement provides for the reseller to pay for local phone numbers and hardware, local marketing expenses, billing and local help desk support. In exchange, the reseller will receive a commission based on the On-Line Connecting revenues associated with the reseller.

o Co-location. On-Line will utilize servers owned by third parties which will be connected to a network of phone lines dedicated to On-Line or connected to the Internet. These servers will be housed in spaces owned by the third parties. On-Line will provide marketing materials, a circuit board to place in the third party computers allowing them to receive faxes and control software.

On-Line intends to enter operations outside the United States. International sales and its entry into additional foreign markets are subject to a number of inherent risks. For example, On-Line faces a more complex process to acquire telephone numbers outside the United States due to regulatory constraints or bureaucratic systems that differ greatly from those in the United States. In many countries, under local law, On-Line may not acquire telephone numbers directly, but must use a local company to procure telephone numbers. This increases the importance of its international strategic alliances, but also makes it more difficult to structure foreign strategic alliances given the preferences the local companies enjoy. In addition, it must depend to a greater extent on its foreign strategic alliances for day-to-day management, including relying on those foreign strategic alliances to provide help-desk support and other services.

Internationally, On-Line may encounter different technology standards that require On-Line to expend time and resources on adapting its proprietary and other technology to those foreign standards, as well as to ensuring that the technology, as so adapted, remains compatible with the rest of its network. This adaptation increases the cost of expanding abroad. Finally, in international markets, On-Line is subject to changes in regulatory requirements and tariffs. Because On-Line is not familiar with those international environments, and because the systems of government and regulation that exist abroad are frequently different from what it experiences in the United States, it may be more difficult for On-Line to anticipate changes and how they will affect the provision of its services. As a result, it may be more difficult for On-Line to accommodate those changes.


SERVICES AND INFORMATION SYSTEMS

On-Line Connecting Systems' infrastructure consists of telecommunication software and hardware. On-Line currently is negotiating a contract with SPRINT, a major international long distance carrier, for the leasing of four T-1lines; each T-1 line representing 24 telephone lines for a total of 96 lines. These lines are presently installed and will be activated after receipt of a letter of credit, which On-Line plans to obtain after becoming a public company.

Mr. Modesto has made available at no cost to On-Line his six NT servers, printers and scanners. On-Line believes that this equipment will be sufficient to handle its business until mid 2001.

On-Line currently leases space on a month to month basis in Allen, Texas, to house its telecommunication network and office space for the administration of the business. Should it be unable to continue to lease the existing space, On-Line feels that it would be able to lease comparable space in the same or about the same general location and price and that it would not incur a material hardship should it need to relocate.

In addition, its business depends on available telephone lines and the internet over which On-Line provides its services. If, for any reason, telephone lines and/or the internet is unavailable to On-Line, On-Line would be unable to transmit or route faxes. On-Line believes that the likelihood of this occurring is slim but should international telephone communications go down, neither the sender nor the receiver would be able to access a fax regardless of whether they used its service or not.

Callback

On-Line Connecting Systems' callback services fall into two categories:

o        Inbound services
o        Outbound services

Inbound Services

Unlike the fax service, ISPs in foreign countries are only used for sales and marketing. Inbound calls are placed directly to Texas where they are processed by its local servers used in the fax service. Inbound calls may be a pass-through from foreign ISPs over the Internet or direct telephone connection.

Outbound Services

The outbound system accepts messages via the Internet or direct telephone call. The outbound phone number is received and a call is placed anywhere in the world. The originating country call cost are added to the destination country call cost to obtain the cost per minute for the total call. The same system software is used to ensure that the calls are placed in a timely and cost-effective manner.

Fax

On-Line Connecting Systems' fax services also fall into two categories:

o        Inbound services
o        Outbound services

Inbound Services

Inbound servers in foreign countries will accept incoming fax messages on telephone lines from local telephone providers. On-Line anticipates that the servers will run on Microsoft NT, known for reliability in telecom environments, using equipment supplied by leading hardware manufacturers, and software designed and written by its programmers. After a fax transmission is received by the server, it is compressed into a standard form, and sent to its fax center via the Internet. Using the Internet enables On-Line to connect efficiently with third parties on a worldwide basis. It uses software to compress the fax documents to facilitate transmission over the internet.

Outbound Services

The outbound system accepts messages via the Internet that are addressed to fax machines anywhere in the world. After a message is received by the outbound system, it determines a least cost route for transmitting the message to the final destination fax machine. The system is comprised of servers in a distributed network with several scheduling, prioritization and routing procedures to ensure that the fax is delivered in a timely and cost-effective manner to the destination.

Reliability and Capacity Issues

As On-Line grows its business, On-Line anticipates facing increased demand for available network infrastructure and Internet data transmission capacity. Growth in its business, and in that of its existing or future competitors, could lead to shortages in the capacity required to operate its business, or could cause capacity to become more expensive. In either case, On-Line may be unable to acquire the necessary capacity to accommodate future growth or to acquire it on a timely basis, which could slow down or disrupt its ability to transmit customers' messages.

In addition, if the growth in its subscriber base or its service offerings leads to a reduction in its reliability or its perceived reliability, or results in problems for the Internet in general that are beyond On-Line Connecting Systems' control, customers or potential customers may turn to its competitors' services including traditional faxing services. Thus, while On-Line Connecting Systems' growth is crucial to its future success, that very same growth, when combined with that of its competitors, could lead to slow delivery times or unreliable service levels, network failures, security breaches, lack of capacity in its network, insufficient telephone numbers or a slower internet.

CUSTOMER SUPPORT SERVICES

On-Line Connect Systems anticipates that its customer service department will provide various levels of 24-hour support, seven days a week. On-Line Connect Systems will provide support primarily in English, although most of its technicians will be required to speak other languages, including Spanish. Its ISPs will handle the initial customer service questions. Its department will focus on handling service problems between its ISPs.

On-Line Connect Systems will create and maintain multiple databases to facilitate customer service. These databases will give its customer service representatives the ability to track purchase history, payment history, caller history, contact history and report, analyze and solve technical issues in an efficient and organized manner. On-Line Connect Systems will maintain a list of frequently asked questions for use by customer service representatives in responding to common queries and issues. This list of questions will be updated to keep its customer service representatives abreast of new issues.

Further, On-Line Connect Systems will offer Internet-based online self-help. This will allow customers to resolve simple issues on their own. On-Line Connect Systems anticipates most customer questions will come from new users, and with an online self-help guide On-Line Connect Systems believes On-Line Connect Systems is able to address the majority of new users' questions efficiently.

COMPETITION

For callback services

The global telecommunications industry is extremely competitive and is characterized by rapid regulatory and technological change. Its success depends upon its ability to compete with a variety of telecommunications providers in each of its markets, including with global alliances between and among some of the world's largest telecommunications carriers. Other potential competitors include cable television companies, wireless communications providers, internet service providers, electric and other utilities with rights of way, large end users that have private networks and new entrants focused upon niche market opportunities. On-Line Connection Systems believes that competition will intensify. Many of its current or potential competitors have substantially greater financial, marketing and other resources than it. If its competitors or potential competitors devote significant additional resources to offering telecommunications services to its target customer base, these action could have a material adverse effect on its business, financial condition and results of operations. There can be no assurance that On-Line Connection Systems will be able to compete successfully against its current or future competitors.

Currently, On-Line Connection Systems competes with providers and other marketers of international call-reorigination services, international telephone organizations and other marketers of long- distance telephone service. Because of their close ties to companies within their country, regulatory authorities often can be pressured to refrain from adopting policies and granting regulatory approvals that would result in increased competition for a local organization.

For fax services

On-Line Connecting Systems' fax services principally compete with companies that provide Internet enabled e-mail users with unified stand-alone messaging and related communications services. Because unified messaging is a new service that is designed to augment other methods of messaging, including voice mail, fax and e-mail, into a single repository, On-Line Connecting Systems' competes with worldwide providers of voice mail services and products and fax services and products. Each of these markets on a stand-alone basis is highly competitive and has numerous service and product providers.

Although On-Line Connection Systems' currently has direct competitors for some of its fax services, On-Line Connecting Systems' is not aware of any service provider currently offering international fax machine to fax machine services. On-Line Connecting Systems' believes this lack of direct competition will change, although On-Line Connecting Systems' is not aware of any emerging competitors at this time. To the extent its services face competition, that competition is based on price, quality, brand recognition, geography and customer support.

Further, although to date On-Line Connection Systems has not experienced competition from any of the companies from which it buys long distance rates or ISP's that On-Line Connecting Systems' anticipates contracting, there is a risk that, in the future, these companies could develop their own competitive services and begin to compete with On-Line Connection Systems directly. This represents a particular risk for On-Line Connection Systems as it relies to a great extent on its strategic alliances to market, and provide a potential customer base for, its services. As a result, competition from these entities would have the doubly harmful effect of both subjecting its services to competitive pressures and limiting its avenues for marketing.

Future competition could come from a variety of companies both in the Internet industry and the telecommunications industry. These industries include major companies, which have much greater resources than On-Line Connection Systems has, have been in operation for many years and have large subscriber bases. These companies may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products and services than it can.

On-Line Connecting Systems' fax ervices compete unfavorably at least on price with those companies who provide for free, such as on an advertising supported basis, computer-to-computer based fax services. In addition, On-Line Connection Systems competes negatively with many companies whose services compete with one or more of its services, and which have greater efficiencies of scale or easier access to capital due to their financial strength or size or their more well-established reputation. Finally, one or more of the companies service offerings may enhance their service offerings, and those service offerings might be superior to On-Line Connecting Systems'. If this were to occur, and the companies offering those services were well-established, it would hurt On-Line Connecting Systems' competitive position.

PATENTS AND PROPRIETARY RIGHTS

On-Line plans to rely on a combination of copyright laws and contractual agreements to protect its proprietary technology and intellectual property rights.

Its founder, Arthur Doyle Modesto, has created proprietary software for its services. That software was originally copyrighted in 1998 under his name and is in the process of being transferred to the company.

On-Line Connection Systems has licensed from third parties some components of its software for unlimited use for one-time, up-front payments pursuant to written license agreements. Some of its license agreements provide for a modest additional payment in the event of a subsequent major upgrade.

On-Line Connection Systems holds the Internet domain name "netconnectsystems.com." Under current domain name registration practices, no one else can obtain an identical domain name, but can obtain a similar name, or the identical name with a different suffix, such as ".net" or ".org" or with a country designation. The relationship between regulations governing domain names and the laws protecting trademarks and similar proprietary rights is evolving. Domain names are regulated by Internet regulatory bodies, while trademarks are enforceable under local national law. In addition, the regulation of domain names in the United States and in foreign countries is subject to change. There are plans to establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names in all of the countries in which it conducts business, and it could be unable to prevent third-parties from acquiring domain names that infringe or otherwise decrease the value of its domain names or trademarks.

Like other technology-based businesses, On-Line Connection Systems faces the risk that On-Line Connection Systems will be unable to protect its intellectual property and other proprietary rights, and the risk that On-Line Connection Systems will be found to have infringed the proprietary rights of others.

GOVERNMENT REGULATION

There is currently only a small body of laws and regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted at the international, federal, state and local levels with respect to the Internet, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. Moreover, a number of laws and regulations have been proposed and are currently being considered by federal, state and foreign legislatures with respect to these issues. The nature of any new laws and regulations and the manner in which existing and new laws and regulations may be interpreted and enforced cannot be fully determined. For example, recent laws affecting the Internet include:

o The Digital Millennium Copyright Act, which provides stronger copyright protection for software, music and other works on the Internet. Under this law, Internet service providers and web site operators must register with the U.S. Copyright Office to avoid liability for infringement by their subscribers.

o Child Online Protection Act, which makes illegal the communication of material that is harmful to minors on the Internet for commercial purposes in such a manner as to be available to minors. This law also contains a section that requires web sites to obtain parental consent before collecting information from children 12 and younger.

o Child Protection and Sexual Predator Punishment Act, which imposes stronger criminal penalties for using the Internet to solicit minors for sexual purposes and criminalizes sending obscene material to persons under the age of 16.

o The Internet Tax Freedom Act, which provides a three-year moratorium on taxes deemed discriminatory in order to give state and federal lawmakers time to develop a more comprehensive approach to Internet taxation.

In addition,  there is substantial  uncertainty as to the  applicability  to the
Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property, taxation, libel, obscenity and personal privacy. The vast majority of these laws were adopted prior to the advent of the Internet and, as a result, did not contemplate the unique issues of the Internet. Future developments in the law might decrease the growth of the Internet, impose taxes or other costly technical requirements, create uncertainty in the market or in some other manner harm the Internet.

On-Line Connecting Systems' provides its services through data transmissions over public telephone lines and other facilities provided by telecommunications companies. These transmissions are subject to regulation by the Federal Communications Commission, state public utility commissions and foreign governmental authorities. However, On-Line Connecting Systems' is not subject to direct regulation by the FCC or any other governmental agency, other than regulations applicable to businesses generally. Nevertheless, as Internet services and telecommunications services converge or the services it offers expand, there may be increased regulation of its business including regulation by agencies having jurisdiction over telecommunications services. Additionally, existing telecommunications regulations affect its business through regulation of the prices it pays for transmission services, and through regulation of competition in the telecommunications industry.

The FCC has ruled that calls to Internet service providers are jurisdictionally interstate and that Internet service providers should not pay access charges applicable to telecommunications carriers. In that same ruling, the FCC determined that in the event of continuing disputes between carriers with respect to inter-carrier compensation, the states will be permitted by the FCC to intervene and resolve the issue. An Appeals Court has recently remanded the FCC's ruling concerning the jurisdictional issue for additional justification. The outcome of this remand, as well as the results of the FCC's continuing review of the issue of inter-carrier compensation for calls to Internet service providers, could affect Internet service providers' costs and consequently substantially increase the costs of communicating via the Internet. This increase in costs could slow the growth of Internet use and thereby decrease the demand for its services.

The United Kingdom and the European Union have adopted legislation which has a direct impact on business conducted over the Internet and on the use of the Internet. For example, the United Kingdom Defamation Act of 1996 protects an Internet service provider, under some specific circumstances, from liability for defamatory materials stored on its servers. The European Directive on the Protection of Consumers is expected to have a direct effect on the use of the Internet for commercial transactions and will create an additional layer of consumer protection legislation with respect to electronic commerce. In addition, numerous other regulatory schemes are being contemplated by governmental authorities in both the United Kingdom and the European Union. As in the United States, there is uncertainty as to the enactment and impact of foreign regulatory and legal developments. These developments may have a material and adverse impact on its business, prospects, financial condition and results of operations.

RESEARCH AND DEVELOPMENT

The market for On-Line Connecting Systems' services is characterized by rapid change and technological advances requiring ongoing expenditures for research and development and the timely introduction of new services and enhancements of existing services. Its future success will depend, in part, upon its ability to

o        Enhance its current services
o        Respond effectively to technological changes
o        Sell additional services to its customer base
o Introduce new services and technologies that address the increasingly sophisticated needs of its customers

On-Line Connecting Systems' must secure significant resources for the development of its existing services. It might not successfully secure these resources or complete the development of its services or future services that will satisfy the needs of the market for fax machine to fax machine communications. Further, products or technologies developed by others might hurt its competitive position or render its services or technologies noncompetitive or obsolete.

As On-Line Connection Systems has only been in existence for a few months, On-Line Connection Systems does not yet have any expenditures for research and development. In its first 12 months of operations, On-Line Connection Systems anticipates spending a minimum of $100,000 in research and development, assuming these funds are available.

OTHER FACTORS THAT MAY AFFECT ON-LINE CONNECTING SYSTEMS' FUTURE PERFORMANCE

On-Line  Connection   Systems  may  not  be  able   to  respond  to  the   rapid
technological change of the messaging and communications industry. If it doesn't, it may not remain in business.

The messaging and communications industry, particularly that segment using the internet as the basis for its business, is characterized by rapid technological change, changes in user and customer requirements and preferences, and the emergence of new industry standards and practices that could render On-Line Connecting Systems' services, proprietary technology and systems obsolete. Once developed and implemented, On-Line Connecting Systems must continually improve the performance, features and reliability of On-Line Connecting Systems' services, particularly in response to competitive offerings. On-Line Connecting Systems' success will depend, in part, on On-Line Connecting Systems' ability to enhance On-Line Connecting Systems' initial messaging and communications services and to develop new services, functionality and technology that address the increasingly sophisticated and varied needs of prospective subscribers. If On-Line Connecting Systems does not properly identify the feature preferences of prospective subscribers, or if On-Line Connecting Systems fails to deliver features which meet the standards of these subscribers, On-Line Connecting Systems' ability to market On-Line Connecting Systems' service successfully and to increase revenues could be impaired. The development of proprietary technology and necessary service enhancements entail significant technical and business risks and require substantial expenditures and lead-time. On-Line Connecting Systems may not be able to keep pace with the latest technological developments. On-Line Connecting Systems may also be unable to use new technologies effectively or adapt services to customer requirements or emerging industry standards.

If On-Line Connecting Systems does not successfully address service design risks, On-Line Connecting Systems' reputation could be damaged and On-Line Connecting Systems' revenues after it commences operations could be reduced or eliminated.

On-Line Connecting Systems must accurately forecast the features and functionality required by target subscribers. In addition, On-Line Connecting Systems must design and implement service enhancements that meet customer requirements in a timely and efficient manner. On-Line Connecting Systems may not successfully determine customer requirements and may be unable to satisfy subscriber demands. Furthermore, On-Line Connecting Systems may not be able to design and implement a service incorporating desired features in a timely and efficient manner. In addition, if any new service it launches is not favorably received by customers and end-users, On-Line Connecting Systems' reputation could be damaged. If On-Line Connecting Systems fails to accurately determine customer feature requirements or service enhancements or to market services containing features or enhancements in a timely and efficient manner, On-Line Connecting Systems' business and operating results could suffer materially.

The current pricing structure for access to and use of the median On-Line Connecting Systems needs to access may change unfavorably.

On-Line Connecting Systems intends to access the Internet and other data transmission media through dedicated or shared connections to third party service providers. In many cases, it will pay fixed monthly fees for Internet and other access, regardless of On-Line Connecting Systems' usage or the volume of On-Line Connecting Systems' customers' traffic.

Once obtained, On-Line Connecting Systems may have difficulty in retaining its customers. This may prevent On-Line Connecting Systems from ever developing a successful business or profitable operations.

On-Line Connecting Systems' sales and marketing and other costs of acquiring new subscriptions are substantial relative to the monthly fees it receives in advance payment of On-Line Connecting Systems' services. Accordingly, On-Line Connecting Systems believes that On-Line Connecting Systems' long-term success depends largely on On-Line Connecting Systems' ability to retain On-Line Connecting Systems' existing customers, while continuing to attract new ones. It continues to invest significant resources in On-Line Connecting Systems' network infrastructure and customer and technical support capabilities to provide high levels of customer service. On-Line Connecting Systems cannot be certain that these investments will maintain or improve customer retention. On-Line Connecting Systems believes that intense competition from On-Line Connecting Systems' competitors, some of which offer free service or other enticements for new subscriptions, has caused, and may continue to cause, some of On-Line Connecting Systems' customers to switch to On-Line Connecting Systems' competitors' services. In addition, some new customers use the Internet only as a novelty and do not become consistent users of Internet services and, therefore, may be more likely to discontinue their service. These factors adversely affect On-Line Connecting Systems' customer retention rates. Any decline in customer retention rates could have a material adverse effect on On-Line Connecting Systems' business, prospects, financial condition and results of operations.

A system failure or breach of network security could delay or interrupt service to On-Line Connecting Systems' Customers. This may prevent On-Line Connecting Systems from ever developing a successful business or profitable operations.

On-Line Connecting Systems' operations are dependent on On-Line Connecting Systems' ability to protect On-Line Connecting Systems' network from interruption by damage from fire, earthquake, power loss, telecommunications failure, unauthorized entry, computer viruses or other events beyond On-Line Connecting Systems Connecting Systems' control. There can be no assurance that On-Line Connecting Systems' existing and planned precautions of backup systems, regular data backups and other procedures will be adequate to prevent significant damage, system failure or data loss.

Despite the implementation of security measures, On-Line Connecting Systems' infrastructure may also be vulnerable to computer viruses, hackers or similar disruptive problems caused by On-Line Connecting Systems' customers or other Internet users. Persistent problems continue to affect public and private data networks, including computer break-ins and the misappropriation of confidential information. Computer break-ins and other disruptions may jeopardize the security of information stored in and transmitted through the computer systems of the individuals and businesses utilizing On-Line Connecting Systems' services, which may result in significant liability to On-Line Connecting Systems and also may deter current and potential customers from using On-Line Connecting Systems' services. Any damage, failure or security breach that causes interruptions or data loss in On-Line Connecting Systems' operations or in the computer systems of On-Line Connecting Systems' customers could have a material adverse effect on On-Line Connecting Systems' business, prospects, financial condition and results of operations.

On-Line Connecting Systems depends on third parties to market On-Line Connecting Systems' services, and the failure by these third parties to market On-Line Connecting Systems' services may hinder On-Line Connecting Systems' marketing efforts. This may prevent On-Line Connecting Systems from ever developing a successful business or profitable operations.

On-Line Connecting Systems will rely on third parties, including Internet service providers, online service providers and telecommunications companies as a means of marketing On-Line Connecting Systems' services. On-Line Connecting Systems is also in the early stages of marketing On-Line Connecting Systems' services through systems integrators. Systems integrators are businesses that bundle On-Line Connecting Systems' services with services of other companies to be sold as a convenient package of services to the customer. In the event of any prolonged technical problems or failures experienced by these third parties or the termination of these marketing agreements, On-Line Connecting Systems' marketing capabilities would be significantly hindered, which could have a detrimental effect on On-Line Connecting Systems' business, prospects, financial condition or results of operations.

Many of these relationships will be terminable at will or upon short notice. Furthermore, none of On-Line Connecting Systems' relationships with these third parties includes long- term contractual commitments to continue the relationship, and many of these relationships are in the early stages of development. Because many of On-Line Connecting Systems' strategic allies view unified messaging as important to their future, they may elect to directly compete with On-Line Connecting Systems in the provision of unified messaging services.

In addition, On-Line Connecting Systems' success in developing an international customer base depends on the formation of alliances with foreign companies and their ability to successfully market On-Line Connecting Systems' services. In any relationship with a third party, particularly internationally, there may be difficulties in integrating or coordinating On-Line Connecting Systems' services and systems with those of the other party. The failure to form and maintain these strategic alliances or the failure of these companies to successfully develop and sustain a market for On-Line Connecting Systems' services could have a material adverse effect on On-Line Connecting Systems' business, prospects, financial condition and results of operations.

On-Line Connecting Systems' international operations are exposed to regulatory, management, credit card, currency and other risks. This may prevent On-Line Connecting Systems from ever developing a successful business or profitable operations.

On-Line Connecting Systems anticipates that the vast majority of On-Line Connecting Systems' customers will be foreign. On-Line Connecting Systems intends to continue to expand into international markets and to spend significant financial and managerial resources to do so. If revenues from international operations do not exceed the expense of establishing and maintaining these operations, On-Line Connecting Systems' business, financial condition and operating results will suffer. On-Line Connecting Systems has limited experience in international operations and may not be able to compete effectively in international markets. International sales are subject to inherent risks, including:

o        Unexpected changes in regulatory requirements and tariffs,

o        A more complex process to acquire telephone numbers,

o        Difficulties in staffing and managing foreign operations,

o        The  possibility   of  subsidization  of  On-Line  Connecting  Systems'
         competitors and the nationalization of business,

o Longer payment cycles, and greater difficulty in accounts receivable collection,

o        Differing technology standards,

o        Potentially adverse tax consequences,

o        Imposition of currency exchange controls, and

o        Greater  exposure  to  credit  card  fraud  due  to  weaker  forms   of
         verification when compared to domestic credit card controls.

To the extent the services On-Line Connecting Systems sells are priced and paid for in foreign currencies, gains and losses on the conversion into U.S. dollars of receivables and payables arising from international operations could in the future contribute to fluctuations in On-Line Connecting Systems' results of operations. Additionally, fluctuations in exchange rates could adversely affect demand for On-Line Connecting Systems' services and have a material adverse effect on On-Line Connecting Systems' business, prospects, financial condition and results of operations.

On-Line Connecting Systems' services may become subject to burdensome telecommunications regulation which could increase On-Line Connecting Systems' costs or restrict On-Line Connecting Systems' service offerings. This may prevent On-Line Connecting Systems from ever developing a successful business or profitable operations.

On-Line Connecting Systems' services will be provided through data transmissions over public telephone lines and other facilities provided by telecommunications companies. These transmissions are subject to regulation by the Federal
Communications Commission, state public utility commissions and foreign governmental authorities. These regulations affect the prices it pays for transmission services, the competition On-Line Connecting Systems faces from telecommunications services and other aspects of On-Line Connecting Systems' market.

As far as On-Line Connecting Systems uses the Internet for messages, On-Line Connecting Systems is not subject to direct regulation by the FCC. However, as Internet services and telecommunications services converge or as the services it offers expand, there may be increased regulation of On-Line Connecting Systems' business. Therefore, in the future, On-Line Connecting Systems may become subject to FCC or other regulatory agency regulation. Changes in the regulatory environment could decrease On-Line Connecting Systems' revenues, increase
On-Line Connecting Systems' costs and restrict On-Line Connecting Systems' service offerings.

If regulation of the internet increases, On-Line Connecting Systems' may be unable of ever developing a successful business or profitable operations.

There have been various regulations and court cases relating to the liability of Internet service providers and other online service providers for information carried on or through their services or equipment, including in the areas of copyright, indecency, obscenity, defamation and fraud. For example, federal and state statutes prohibit the online distribution of obscene materials. The law in this area is unsettled, and there may be new legislation and court decisions that expose companies such as ours to liabilities or affect their services.

Additional laws and regulations may be adopted with respect to the Internet, covering issues such as support payments to fund Internet availability, content, user privacy, pricing, libel, obscene material, indecency, gambling, intellectual property protection and infringement and technology export and other controls. Other federal Internet-related legislation has been introduced which may limit commerce and discourse on the Internet.

Because On-Line Connecting Systems' services relate principally to the Internet, but convert voice and fax transmissions into e-mails, On-Line Connecting Systems is necessarily exposed to legal or regulatory developments affecting either Internet services or telecommunications services. Regulatory developments could cause On-Line Connecting Systems' business, prospects, financial condition and results of operations to be materially adversely affected.

On-Line Connecting Systems may be found to infringe on the proprietary rights of others and may be required to incur substantial costs to defend any litigation, cease offering On-Line Connecting Systems' products, obtain a license from the holder of the infringed intellectual property right or redesign On-Line Connecting Systems' telephone and fax services.

Other companies, including On-Line Connecting Systems' competitors, may obtain patents or other proprietary rights that would prevent, or limit or interfere with On-Line Connecting Systems' ability to make, use or sell On-Line Connecting Systems' telephone and fax services. On-Line Connecting Systems' business, financial condition and operating results could be adversely affected if On-Line Connecting Systems is found to infringe on the proprietary rights of others.

Third parties could obtain access to On-Line Connecting Systems' proprietary information or independently develop similar technologies because of the limited protection for On-Line Connecting Systems' intellectual property.

Third parties may copy or obtain and use On-Line Connecting Systems' proprietary technologies, ideas, know-how and other proprietary information without authorization or independently develop technologies similar or superior to On-Line Connecting Systems' technologies. To protect On-Line Connecting Systems' intellectual property rights, On-Line Connecting Systems intends to rely upon copyright, trademark, patent and trade secret laws, as well as confidentiality agreements with On-Line Connecting Systems' employees and consultants. The confidentiality and non-competition agreements between On-Line Connecting Systems and On-Line Connecting Systems' key employees, distributors and clients may not provide meaningful protection of On-Line Connecting Systems' proprietary technologies or other intellectual property if unauthorized use or disclosure occurs. Policing unauthorized use of On-Line Connecting Systems' technologies and other intellectual property is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. Furthermore, the laws of other jurisdictions may afford little or no effective protection of On-Line Connecting Systems' intellectual property rights. On-Line Connecting Systems' business, financial condition and operating results could be adversely affected if On-Line Connecting Systems is unable to protect On-Line Connecting Systems' intellectual property rights.

The market in which On-Line Connecting Systems operates is highly competitive, and On-Line Connecting Systems may be unable to compete successfully against new entrants and established industry competitors with significantly greater financial resources. This may prevent On-Line Connecting Systems from ever developing a successful business or profitable operations.

Competition in the converging Internet and telecommunications industries is becoming increasingly intense. On-Line Connecting Systems faces competition for its services from, among others, voice mail providers, fax providers, paging companies, Internet service providers, e-mail providers and telephone companies.

The recent trend of On-Line Connecting Systems' competitors providing free services has increased these competitive pressures. Competitive pressures may impair On-Line Connecting Systems' ability to achieve profitability. The increased competition may also make it more difficult for us to successfully enter into strategic relationships with major companies, particularly if On-Line Connecting Systems' goal is to have an exclusive relationship with a particular company.

On-Line Connecting Systems competes against other companies that provide one or more of the services that On-Line Connecting Systems does. In addition, these competitors may add services to their offerings to provide unified messaging services comparable to ours. Future competition could come from a variety of companies both in the Internet industry and the telecommunications industry, which could include some of On-Line Connecting Systems' strategic alliances. These industries include major companies which have much greater resources than On-Line Connecting Systems does, have been in operation for many years and have large subscriber bases. These companies may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily and devote greater resources to the marketing and sale of their products and services than it can.

FACILITIES

Its corporate offices are currently located at 809 N. Greenville Ave., Allen, Texas 75002 and consists of one large room with computer equipment and 96 telephone lines, and an office and furniture for one employee. The telephone number is (972)747-0707. Substantially all of its business is conducted from this location. The office is subleased on a month-to-month basis for $350 per month.

EMPLOYEES

On-Line Connecting Systems currently has only one employee, its founder and president.

Hiring Of Additional Personnel

On-Line Connecting Systems anticipates it will need to hire additional personnel as follows:

Initially, On-Line Connecting Systems will require one technical person to keep all the equipment up and running and one operations person to handle logistics.

By the end of March 2001, the technical staff should increase to six, providing for 24-hour, seven-day a week support. This technical staff will supply hardware, software and client ISP support. Because they will be supporting foreign clients, at least three of the new technical staff must be fluent in Spanish and Portuguese.

The administration staff should also increase to three in order to provide for the following:

o        General Manager

o        Two Sales Representative


LEGAL PROCEEDINGS

On-Line Connecting Systems is not currently a party to any material legal proceedings.

                      ON-LINE CONNECTING SYSTEMS MANAGEMENT

The names and ages of On-Line Connecting Systems' executive officers and directors as of December 31, 2000, are as follows:

------------------------ ---------- --------------------------------------------
Name                       Age        Position
------------------------ ---------- --------------------------------------------
------------------------ ---------- --------------------------------------------
Arthur Doyle Modesto        53        President and Treasurer/Director
                                      Secretary/Director
------------------------ ---------- --------------------------------------------
------------------------ ---------- --------------------------------------------
Beverly Modesto             53
------------------------ ---------- --------------------------------------------

Mr. Arthur Modesto, President and Chief Executive Officer, formed On-Line in June 2000. From March 1999 to June 2000, Mr. Modesto was Vice President and Technical Manager of DA Comp Consulting, Inc. From January 1996 to February 1999, he was President and General Manager of Stars Communications. Prior to starting Stars Communications, Mr. Modesto was a Consulting Engineer for NetCom Consulting, Inc. Mr. Modesto is a graduate of Ardmore High School.

Mrs. Beverly Modesto joined as Secretary in June 2000 and has held no other positions in the last 10 years. Mrs. Modesto is a graduate of Carter Junior College. Mrs. Modesto is the wife Mr. Arthur Modesto.

On-Line Connecting Systems' officers are appointed by the board of directors and serve at the board's discretion.

Board Composition

Directors are elected annually at its annual meeting of stockholders, and serve for the one year term for which they are elected and until their successors are duly elected and qualified. On-Line Connecting Systems' bylaws currently provide for a board of directors comprised of two directors.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to On-Line Connecting Systems' in all capacities during the period ended December 31, 2000.

                           Summary Compensation Table
                          Long-Term Compensation Awards

Name and Principal Position              Annual Compensation - 2000
---------------------------              --------------------------
                                         Salary                Bonus      Number of Shares Underlying Options
                                         ------                -----                                 --------
Arthur Doyle Modesto, president and       None                  None                   None
treasurer


Board Compensation

On-Line Connecting Systems' directors do not receive cash compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending board or committee meetings.

On-Line Connecting Systems' has no compensation committee or other board committee performing equivalent functions. Mr. Modesto, its current chief executive officer and chairman of its board of directors, has sole discretion concerning executive officer compensation. No officer or director will receive more than $60,000 per year during the initial year of operations after it is publicly held.



     RELATED PARTY TRANSACTIONS WITH DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

During the period from inception through August 31, 2000, On-Line purchased equipment amounting to $3,851 from Artworks, Inc., entity and stockholder an entity owned and operated by a stockholder who is also Doyle Modesto's son.


                        PRINCIPAL STOCKHOLDERS OF ON-LINE

The following table sets forth information regarding the beneficial ownership of its common stock as of December 31, 2000.

o Each shareholder known by us to own beneficially more than 5% of the common stock
o  Each executive officer
o  Each director and all directors and executive officers as a group:

--------------------------------- ------------------------ -------------------- ------------------
Name                                 Number of Shares        Percentage before   Percentage after
----                                 ----------------        -----------------    ---------------
                                                                  merger               merger
                                                                  ------               ------
--------------------------------- ------------------------ -------------------- -------------------
--------------------------------- ------------------------ -------------------- -------------------
Starscom, Inc.                          10.15                      50%                   50%
--------------------------------- ------------------------ -------------------- -------------------
--------------------------------- ------------------------ -------------------- -------------------
Beverly Joan Modesto                        0                       0                     0
--------------------------------- ------------------------ -------------------- -------------------
--------------------------------- ------------------------ -------------------- -------------------
All directors and named executive       10.15                       50%                  50%
officers as a group (two persons)
--------------------------------- ------------------------ -------------------- -------------------

For purposes of the foregoing table, the shares held by Starscom, Inc. have been imputed to Mr. Arthur Doyle Modesto, president and treasurer of On-Line Connecting Systems'.

This table is based upon information derived from its stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon
20.25 shares of common stock outstanding as of December 31, 2000.

Starscom, Inc. is owned by Mr. Arthur D. Modesto, the Company's president, C.E.O. and chairman of the board. Beverly Joan Modesto is the wife of Arthur D. Modesto and is secretary and a director of On-Line. Mrs. Modesto currently owns no common stock.


             DESCRIPTION OF ON-LINE CONNECTING SYSTEMS CAPITAL STOCK


-------- --------------------------- ------------------------------------------
          Authorized Capital Stock       Shares Of Capital Stock Outstanding
-------- --------------------------- ------------------------------------------
-------- --------------------------- ------------------------------------------
Common              100                             20.25
-------- --------------------------- ------------------------------------------

Common stock

On-Line is authorized to issue 100 shares of $1.00 par common stock. As of December 31, 2000, there were 20.25 shares of common stock outstanding held of record by 67 stockholders.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Dividends

On-Line Connecting Systemshas never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent And Registrar

On-Line Connecting Systems' is the transfer agent and registrar for its common stock.

                          NETCONNECT SYSTEMS' BUSINESS

History and Organization

NetConnect Systems was organized as a corporation under the laws of the state of Florida in January 2001 for the purpose of completing an acquisition of On-Line Connecting Systems, a private company that had made a decision to go public via a reverse merger with a shell before they contacted principals of NetConnect Systems.

NetConnect Systems's founder, Michael T. Williams, is a securities attorney. He currently limits his practice primarily to the preparation, filing and clearing of SEC registration statements. In the late 1990's, several companies approached Mr. Williams law firm and asked for representation in transactions that involved a merger with a traditional public shell company. As Mr. William's law firm explained to Mr. Modesto, these type of transactions have many potential problems.


Although Mr. Williams' firm clearly felt that a going public transaction had merit for smaller companies that weren't IPO candidates, it felt the traditional reverse merger with a public shell transaction structure didn't. Initially, Mr. Williams' firm tried to explain to small business owners that a reverse merger wasn't necessary for them to go public; a selling shareholder registration statement would accomplish the same purpose. His firm quickly encountered an unanticipated problem - small business owners were not interested in discussing other alternatives for going public. Like On-Line Connecting Systems, these companies had already made up their mind that a reverse merger with a shell was the only way they were going to utilize to go public. As a consequence, Mr. Williams' law practice stagnated.

In order to rejuvenate his law practice, Mr. Williams decided to study what leading business consultants advised in this kind of situation. He first turned to successful entrepreneurs in other businesses. Carl Sewell, one of the largest and most successful luxury car dealers in the country, wrote a best-selling business book titled Customers For Life. Here is his First Commandment of Customer Service:

o       Ask customers what they want and give it to them again and again.

Mr. Williams then looked to Ken Blanchard, chairman of The Ken Blanchard Companies, who is the co-author of The One Minute Manager and 11 other best-selling books. His books have combined sales of more than 12 million copies in more than 25 languages. In How To Make Customers Raving Fans, Blanchard advised that there are three secrets to creating raving fans:

o       Determine what you want to do
o       Discover  what the  customer wants to do
o       Deliver plus one percent.

Mr. Williams knew what he wanted to do: Continue to earn legal fees practicing securities law. He had discovered what the customer wanted to do: Go public using a reverse merger with a shell. Mr. Williams' firm decided to form and represent companies that would deliver that "product." This would give private companies a transaction structure that involved a merger with a shell. But his firm wanted the companies it formed and represented to do what Blanchard suggested and deliver the "plus one percent." To Mr. Williams, that meant not using a traditional shell or a traditional reverse merger transaction structure, because there was no way to eliminate all the problems he saw in that transaction structure.

His law firm decided that the way to deliver the "plus one percent product" that Blanchard referred to was to create companies that would use an entirely new transaction structure to take companies public through a reverse merger. Mr. Williams' firm started by forming from scratch shell companies for himself and for others. These would be brand new companies with no assets or operations. They would not have any of what Mr. Williams' firm felt were the problems of traditional shell transactions. These companies his firm represented would be the vehicle to take companies public by using the registration statements the SEC prescribes for use in merger transactions.

At first, Mr. Williams' firm decided to try to create the shells using a Rule 419 offering. But as the process really wasn't intended to raise money, this proved too cumbersome. Next, his firm formed and filed Form 10's for ten blank check shell companies. This, too, became cumbersome, so the firm formed blank check companies that didn't file Form 10's. As business has expanded, this process, too, has now become too cumbersome, and Mr. Williams' firm has decided it will no longer form or represent blank check companies. Instead, it will now form and represent acquisition companies only after the acquisition candidate has been identified.

Using this transaction structure, Mr. Williams' firm will be representing companies that:

o Meet the requirements of investors, shareholders and management of smaller companies that want, indeed demand, to go public through a reverse merger.

         o These people want a reverse merger transaction. They want only a reverse merger transaction and nothing else. This transaction structure will provide them with the opportunity to go public through a reverse merger with a shell.

o       Satisfy  the  new  requirements  in  the   regulatory   environment  for
        successfully going public.

        o With recent regulatory changes, there are now two alternatives available to do a reverse merger in a way that meets the NASD's legal requirement for securing a listing on the over the counter bulletin board.

                  o     Merge with a trading shell and file a Form 8-K
                  o Merge with a non-trading shell and become a mandatory SEC reporting company.

                  Mr. Williams' firm will not be involved in representing companies that utilize the first method, for all the reasons described above.

                  But, remember, these transactions always start with the requirement that they must be structured as a reverse merger with a shell. It seemed to Mr. Williams' firm that if the transaction had to be structured as a merger, the companies it represents should use the registration statement the SEC prescribes for issuance of shares in a merger transaction:
                  Form S-4. After all, this form contains the same disclosure as other available alternative forms of registration statements. But Form S-4 is the most logical choice. Mr. Williams firm reasoned: Do a merger; use the form of registration statement the SEC prescribes for issuance of shares in a merger.

                  Mr. Williams' firm also thought, which has since been proven to be correct, that going public by registering shares issued in a merger under on Form S-4 would be a simpler process to explain, on behalf of the companies it represented, to investors, shareholders and management of private companies that want to go public through a reverse merger with a shell. Mr. Williams' firm tells these people:

o                 You want to go public by merging with a shell.
                  o You want the transaction to be done in a way that complies fully with all federal securities laws, rules and regulations.
o To achieve your objective, you have to become an SEC reporting company in the process.
o     If you don't, you can't get listed on the over the counter bulletin board.
o That means the transaction has to involve the filing and clearing of a registration statement with the SEC before you can become listed for trading.
o Companies we represent use the form the SEC prescribes for a registration statement involving a merger.
o     We file and clear this registration statement with the SEC.
o     We close the merger.
o     The NASD processes and approves the market maker's Form 211 filing.
o You have now successfully gone public. You are public, listed and trading company.

                  Mr. Williams' firm has found that this explanation makes it much easier for these individuals to understand the process being proposed.

         A Form S-4 filing, coupled with a Form 8-A for companies with less than 300 shareholders in order to meet the mandatory reporting requirement, meets all the NASD's legal requirement for successfully going public through a reverse merger with a shell.

NetConnect Systems is not currently a company that is listed for trading on the over the counter bulletin board. Before securing approval of an application to be listed on the over the counter bulletin board, this registration statement must be declared effective. Public Securities, an NASD market maker, has agreed to file a form 211 to secure a listing on the over the counter bulletin board for the surviving company.




Operations

NetConnect Systems does not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing the merger with On-Line Connecting Systems have been and will continue to be paid with money in NetConnect System's treasury or loaned by management. This is based on an oral agreement between management and NetConnect Systems.

Employees

NetConnect Systems presently has no employees. Its officer and director is engaged in other business activities

Selected Financial Data

The following information concerning NetConnect System's financial position and operations is as of and for the one day period ended January 5, 2001.

------------------------ -----------------------------------------
                            January 5, 2001 (unaudited)
------------------------ -----------------------------------------
------------------------ -----------------------------------------
Total assets                               $0
------------------------ -----------------------------------------
------------------------ -----------------------------------------
Total liabilities                           0
------------------------ -----------------------------------------
------------------------ -----------------------------------------
Equity                                      0
------------------------ -----------------------------------------
------------------------ -----------------------------------------
Income                                      0
------------------------ -----------------------------------------
------------------------ -----------------------------------------
Expenses                                    0
------------------------ -----------------------------------------
------------------------ -----------------------------------------
Net loss                                   79
------------------------ -----------------------------------------
------------------------ -----------------------------------------
Net loss per share                          0
------------------------ -----------------------------------------

Properties

NetConnect Systems is presently using the office of Michael T. Williams, 2503 W. Gardner Ct., Tampa FL, at no cost. Such arrangement is expected to continue only until a business combination is closed, although there is currently no such agreement between us and Mr. Williams. NetConnect Systems at present owns no equipment, and does not intend to own any.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of NetConnect System's common stock as of January 5, 2001 by

o Each shareholder known by us to own beneficially more than 5% of the common stock
o    Each executive officer
o    Each director and all directors and executive officers as a group:

---------------------------- ------------------- -------------- ----------------
Name                          Number of Shares   Percentage     Percentage after
----                            -----------------  -----------   ---------------
                                                   before merger    merger
---------------------------- ------------------- -------------- ----------------
---------------------------- ------------------- -------------- ----------------
Michael T. Williams(1)              62,500               50%              .25%
100 100%
2503 W. Gardner Ct.
Tampa FL 33611
---------------------------- ------------------- -------------- ----------------
---------------------------- ------------------- -------------- ----------------
Michael Bane(2)                     62,500               50%              .25%
P.O. Box 930
Nederland, CO 80466

---------------------------- ------------------- -------------- ----------------
---------------------------- ------------------- -------------- ----------------
  All directors and named           62,500               50%              .25%
executive officers as a group
(one person)
---------------------------- ------------------- -------------- ----------------

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 125,000 shares of common stock outstanding as of January 5, 2001.

     (1) These 62,500 shares are owned in the absolute discretionary account of Michael Williams and Donna Williams, his wife, as tenants by the entireties. Under the terms of the account, all sales decisions will be made exclusively by Mark Caron, Account Executive, Raymond James and Associates or his successor.

     (2) Mr. Bane is an employee of Mr. Williams' law firm.

 Mr. Williams may be deemed our founder, as that term is defined under the securities act of 1933.

Directors and Executive Officers

The following table and subsequent discussion sets forth information about our director and executive officer, who will resign upon the closing of the On-Line Connecting Systems merger. Our director and executive officer was elected to his position in January, 2001.

Name                             Age           Title

Michael T. Williams              52            President, Treasurer and Director

Since 1975 Mr. Williams has been in the practice of law, initially with the US Securities and Exchange Commission until 1980, and since then in private practice. Until originally his practice was a business and securities practice until mid 1992, when he also commenced a personal injury practice. In September 1997, he closed the personal injury practice and returned full time to a business and securities practice. He was also chief executive officer of Texas Community Cancer Centers, Dunedin, FL from 1991-1995. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to NetConnect Systems in all capacities during the period ended January 5, 2001, by its executive officer.

Summary Compensation Table

Name and Principal Position        Annual Compensation - 2000
---------------------------        --------------------------
                                  Salary                  Bonus      Number of Shares Underlying Options
                                  ------                  -----                                  --------
Michael T. Williams, President     None                    None            None

Certain Relationships and Related Transactions

NetConnect Systems has paid Williams Law Group a fee of $56,250 for legal services in preparing this registration statement. NetConnect Systems believes this fee to be as favorable as could have been obtained from an unaffiliated party.

Upon formation, Mr. Williams was issued 62,500 shares of common stock. His employee was also issued 62,500 shares.

Legal Proceedings

NetConnect Systems is not a party to or aware of any pending or threatened lawsuits or other legal actions.

Indemnification of Directors and Officers

NetConnect System's director is bound by the general standards for directors provisions in Florida law. These provisions allow him in making decisions to consider any factors as he deems relevant, including its long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or its customers, the community in which the it operates and the economy. Florida state law limits its director's liability.

NetConnect Systems has agreed to indemnify its director, meaning that it will pay for damages he incurs for properly acting as director.

Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy and is therefore, unenforceable.

                 DESCRIPTION OF NETCONNECT SYSTEMS CAPITAL STOCK


----------- ----------------------------- --------------------------------------
              Authorized Capital Stock      Shares Of Capital Stock Outstanding
----------- ----------------------------- --------------------------------------
----------- ----------------------------- --------------------------------------
Common              50,000,000                            125,000
----------- ----------------------------- --------------------------------------
----------- ----------------------------- --------------------------------------
Preferred           20,000,000                               none
----------- ----------------------------- --------------------------------------


Common stock

NetConnect Systems is authorized to issue 50,000,000 shares of no par common stock. As of January 5, 2001, there were 125,000 shares of common stock outstanding held of record by two stockholders. There will be 20,375,000 shares of common stock outstanding after giving effect to the issuance of the shares of common stock under this prospectus.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

Preferred stock

NetConnect Systems is authorized to issue 20,000,000 shares of preferred stock. There are no shares of preferred stock outstanding. It currently has no plans to issue any shares of preferred stock.

Dividends

NetConnect Systems has never paid any dividends and does not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent And Registrar

NetConnect Systems is the transfer agent and registrar for its common stock.

       COMPARISON OF RIGHTS OF NETCONNECT SYSTEMS STOCKHOLDERS AND ON-LINE
                        CONNECTING SYSTEMS SHAREHOLDERS

Because NetConnect Systems will change its state of incorporation, articles and bylaws to be the same as those of On-Line Connecting Systems, the rights of shareholders of On-Line Connecting Systems will not change as a result of the merger.

                              AVAILABLE INFORMATION

Neither On-Line Connecting Systems nor NetConnect Systems are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, do not file reports, information statements or other information with the Commission. NetConnect Systems has filed with the Commission a registration statement on Form S-4 under the Securities Act. Thus, it will be a subject to the reporting requirements of the Exchange Act during the year in which this registration statement is declared effective. Thereafter, it will continue to be subject to these requirements by filing a registration statement to register its class of common stock under section 12 of the Exchange Act on Form 8-A. This prospectus constitutes the prospectus of NetConnect Systems that is filed as part of the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

                                     EXPERTS

Audited financial statements of NetConnect Systems, Inc. have not been filed as this transaction is treated as an acquisition of NetConnect Systems by On-Line Connecting Systems and the acquisition is immaterial for financial statement purposes. The financial statements of On-Line Connecting Systems, Inc. as of August 31, 2000, also included in this prospectus and elsewhere in the registration statement have been included herein in reliance on the report of Harper & Pearson Company P.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the shares of NetConnect Systems common stock being offered by this prospectus and certain federal income tax matters related to the exchange are being passed upon for NetConnect Systems by Williams Law Group, P.A., Tampa, FL. Mr. Williams is the sole officer and director of and owns 62,500 shares of the stock of NetConnect Systems.

                              APPENDIX: PROPOSED DISCLOSURE

Cover Page and Summary

NetConnect Systems, Inc., a Florida corporation, and On-Line Connecting Systems, Inc., a Texas corporation, have entered into a merger agreement. NetConnect Systems is a private company with no assets or operations originally formed to acquire On-Line Connecting systems, a private company that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. On-Line Connecting Systems goal was to go public through that process and only through that process, a decision it had made before it contacted NetConnect Systems.

In assisting On-Line Connecting Systems to reach this goal, NetConnect Systems had to structure a transaction to meet two separate requirements. One is factual. The other is legal. One is discretionary. The other is mandatory. The discretionary factual requirement is imposed by On-Line Connecting Systems. The mandatory legal requirement is imposed by the NASD.

In adopting this transaction structure to meet both the requirements of On-Line Connecting Systems and the NASD, NetConnect Systems considered the following:

o The board of On-Line Connecting Systems has the legal right under Texas state law to require that the transaction be structured as a reverse merger with a shell.

o On-Line Connecting Systems could go public some way other than a reverse merger with a shell. But as the board in the proper exercise of its discretion under Texas state law in making a business judgment has made its decision concerning the method the company will utilize to go public, this is not a relevant issue.

o The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for On-Line Connecting Systems to secure a listing on the over the counter bulletin board.

o The use of a 1933 Act registration statement is acceptable to the NASD in order to meet its requirements for listing.

o The merger satisfies On-Line Connecting Systems' requirement concerning the way the company will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is On-Line Connecting Systems' ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

Contacts between the Parties

Mr. Modesto indicated that On-Line Connecting Systems had already made a strategic decision to promise investors and existing shareholders investment liquidity through a reverse merger with a shell company that would become listed on the over the counter bulletin board.

Mr. Williams told Mr. Modesto that his law firm, Williams Law Group, P.A., represented shell companies that could meet On-Line Connecting Systems' requirements. He indicated that he was only acting as an attorney for the shell corporation and that neither he nor his firm would not be representing or advising On-Line Connecting Systems in any way in or about the proposed transaction.

Mr. Williams indicated that his firm only represented shell companies that used a transaction structure that was different than most other reverse merger transactions On-Line Connecting Systems might be considering. Mr. Williams explained that in his firm's opinion, a traditional reverse merger with a public shell involved companies that:

o At one time had assets or operations but had gone out of business and, thus, were only the "shell" of a former operating business. As such, in his firm's opinion, these shell companies were susceptible of having unknown liabilities, unknown shareholders and unknown shareholder rights, such as options or registration rights.
o Often times were "public" in that they were listed and trading at the time of the merger.
o Many times attempted to transfer free trading shares to shareholders of the private company in controlled transactions that were nonetheless purported to be exempt under Rule 144k.
o The promoters and their affiliates sometimes participated in post-merger promotion of the surviving company's stock. The promoters and their affiliates always maintained control of resale decisions concerning the shares they retained and often sold these shares in a way that was adverse to the interests of the formerly private company and its shareholders.

In contrast, Mr. Williams explained that the transaction structure utilized by companies represented by his law firm only involved shell companies that:

o        Are new,  not "used,"  companies.  These  companies  were formed by Mr.
         Williams' law firm. These companies have never had any assets or operations. [Note: In the new transaction structure, the following will be added: These companies are not what the SEC would term "blank check" companies in that they are formed only after a specific acquisition candidate has been identified.] The only shareholders other than Mr. Williams were his family and family trust. As such, these companies were known by Mr. Williams' law firm to have no unknown liabilities, shareholders or shareholder rights.
o Do not become listed and trading until after the SEC has cleared a 1933 Act and 1934 Act registration statement covering stock to be issued in the merger and the merger closed.
o Issue to shareholders of private companies only fully registered shares under an the 1933 Act registration statement rather than transferring shares to these shareholders purportedly in reliance upon a resale exemption provided under Rule 144k.
o Do not involve a situation in which Mr. Williams, his law firm or his family have any involvement with the surviving company in the transaction after the merger is closed.

         o Mr. Williams and his family do not and will not participate in post-merger promotion of the surviving company's stock.
         o Mr. Williams will resign his positions at the closing of the merger, and his law firm will also resign as counsel to the company at that time. They will not be involved with and will not provide legal or other representation or advice to the surviving company in any way after the merger closes.
         o Mr. Williams and his family do not exercise any control over the resale of their shares after the merger closes and the stock of the surviving company becomes listed for trading on the over the counter bulletin board. All the shares they retain are to be held at a large NASD member brokerage firm in an account over which the account executive - and not Mr. Williams and his family - will have full, final and complete control of all resale decisions.

Mr. Mark Caron is the registered representative and account executive at Raymond James and Associates, Tampa, Florida who will be making these resale decisions.

It is anticipated that the standards to be used will be the following:

o First and foremost, only legally tradable shares will be resold. We won't allow non-tradable shares to be resold. Raymond James' compliance department won't allow that to happen either.

o We will tell Mr. Caron from time-to-time to sell sufficient shares in the portfolio to net us a certain amount of dollars.

o        Mr. Caron will review the portfolio.

o        He will first determine which shares can be legally resold.

        o For the eight registration statements currently on file, this would mean that there is available an up-to-date selling shareholder prospectus that meets the prospectus delivery requirements for the resale of these shares.

        o For the subsequent registration statements to be filed under our proposed alternative structure, he would have to make sure Rule 144 was available for resale.

o Of the shares of the various companies in the portfolio that can be legally resold, he will determine whether is there an adequate trading market for these shares to be able to resell them in a manner that will net the requested amount.

o Assuming that he can generate more than the requested amount by selling shares that meet these criteria, he will then determine which shares have the least potential for future appreciation.

o        These are the shares that will be sold.

There are three caveats to this procedure.

o First, it may well be that because of the burden imposed by the prospectus delivery requirement, the shares in the companies for which registration statements are currently on file may all be resold as promptly as the market will allow at what is at least a reasonable price, subject to any existing option or lock-up agreements. None of these agreements exist for their retained shares of On-Line Connecting Systems.

o Second, in the interest of maintaining diversification of the portfolio or for similar reasons, he may also decide to sell shares of companies that he believes have a greater potential for appreciation than shares of other companies in the portfolio.

o Third, Mr. Caron has the discretion to sell any legally tradable shares in the portfolio at any time, regardless of whether he has received a request for funds from Mr. Williams or his family.

Reasons for the Transaction Structure

NetConnect Systems, Inc., a Florida corporation, and On-Line Connecting Systems, Inc., a Texas corporation, have entered into a merger agreement. NetConnect Systems is a private company with no assets or operations originally formed to acquire a private company that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. On-Line Connecting Systems goal was to go public through that process and only through that process, a decision it had made before it contacted NetConnect Systems.

In assisting On-Line Connecting Systems to reach this goal, NetConnect Systems had to structure a transaction to meet two separate requirements. One is factual. The other is legal. One is discretionary. The other is mandatory. The discretionary factual requirement is imposed by On-Line Connecting Systems. The mandatory legal requirement is imposed by the NASD.

In adopting this transaction structure to meet both the requirements of On-Line Connecting Systems and the NASD, NetConnect Systems considered the following:

o The board of On-Line Connecting Systems has the legal right under Texas state law to require that the transaction be structured as a reverse merger with a shell.

o On-Line Connecting Systems could go public some way other than a reverse merger with a shell. But as the board in the proper exercise of its discretion under Texas state law in making a business judgment has made its decision concerning the method the company will utilize to go public, this is not a relevant issue.

o The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for On-Line Connecting Systems to secure a listing on the over the counter bulletin board.

o The use of a 1933 Act registration statement is acceptable to the NASD in order to meet its requirements for listing.

o The merger satisfies On-Line Connecting Systems' requirement concerning the way the company will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is On-Line Connecting Systems' ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

         Factual Requirement

On-Line Connecting Systems required that their going public transaction must involve a merger with a shell company. In order to meet this factual requirement, the transaction was structured to have On-Line Connecting Systems acquired by NetConnect Systems in a reverse merger. A reverse merger is a transaction in which NetConnect Systems and not On-Line Connecting Systems is the surviving company after the merger closes.


It is the board of On-Line Connecting Systems, not some third party, that has the right, indeed the duty, under Texas state law to make a determination as to which method of going public is in the best interest of the company and its stockholders. The board selected this process rather than another because it determined that this process has a very valid business purpose: In the minds of its potential investors, its shareholders and its management, this method of going public was well known, universally accepted and proven to be successful. This method would therefore enhance On-Line Connecting Systems' ability to raise capital and provide its investors and shareholders with liquidity.

     Legal Requirement

Although this transaction structure meets On-Line Connecting Systems' factual requirement, the merger itself does nothing to meet the NASD's legal requirement that On-Line Connecting Systems must become subject to the provisions of section 15d of the 1934 Act to meet the listing requirement under NASD Rule 6530. According to the NASD's interpretation of the Rule, this requirement for listing is met by the filing of a 1933 Act registration statement.

NASD Rule 6530 limits quotations on the OTCBB to the securities of issuers that make current filings pursuant to Sections 13 and 15(d) of the 1934 Act. In "Eligibility Rule Q and A," January 21, 1999, posted on the over the counter
bulletin                    board                   website                   at
http://www.otcbb.com/news/EligibilityRule/eligruleq&a.stm the NASD advised companies that wanted to become listed on the over the counter bulletin board that

         In order to be required to make filings pursuant to Section 13 or 15(d) of the Act, an issuer must register its class of securities under the Securities Act of 1933 or the Securities Exchange Act of 1934. [emphasis added]

So clearly, a registration statement such as this filed under the 1933 Act meets the NASD's requirement for listing.

That same statement of the NASD also indicates that the company must be a mandatory, not a discretionary, reporting company. Under section 15d of the 1934 Act and related regulations and interpretations, that requirement is met for the year in which this registration statement is declared effective. However, there may some uncertainty as to the mandatory reporting status thereafter. Accordingly, to avoid any uncertainty in this area, NetConnect Systems will file a companion registration statement on Form 8-A, the form prescribed for discretionary registration of securities under section 12(g) of the 1934 Act. The filing of the companion registration statement on form 8-A will assure continued compliance with NASD Rule 6530 in the years after this registration statement is declared effective, so long as the surviving company remains current in its reporting requirements.

NASD Rule 6530 is not met by the merger. It is met by structuring the transaction to have the shares that are issued to On-Line Connecting Systems' shareholders in the merger registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act on Form 8-A.

Although this transaction structure is utilized to meet On-Line Connecting Systems' requirement of going public through a reverse merger with a shell company, this registration statement is not being filed because of that requirement. It is being filed because in order for On-Line Connecting Systems to reach its goal of going public, the requirement imposed by the NASD has to be satisfied. This registration statement, and not the merger, is what meets that requirement.

Thus, by being acquired by NetConnect Systems in a transaction in which shares that are issued to On-Line Connecting Systems' shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act, On-Line Connecting Systems meets both the NASD legal requirement of going public - Rule 6530 - and its own factual requirement for the way it wants to go public - a reverse merger with a shell company.

Reasons for Recommending Approval of the Merger

Both the board of directors of NetConnect Systems and On-Line Connecting Systems have recommended approving the merger. Neither of the boards of directors of NetConnect Systems or On-Line Connecting Systems requested or received, or will receive, an opinion of an independent investment banker as to whether the merger is fair, from a financial point of view, to NetConnect Systems and its shareholders or On-Line Connecting Systems and its shareholders.

In considering the merger, the NetConnect Systems board took note of the fact that On-Line Connecting Systems met its acquisition candidate profile in that it was a private company that had already determined to go public through merger with a shell when it first contacted NetConnect Systems. In addition, the board noted On-Line Connecting Systems could produce audited financial statements and other information necessary for the filing of this registration statement and had agreed to pay the required merger fee to NetConnect Systems, Accordingly, the NetConnect Systems board determined that the merger proposal was fair to, and in the best interests of, NetConnect Systems and the NetConnect Systems's shareholders.

The board of On-Line Connecting Systems also concluded that this transaction fully met On-Line Connecting Systems' business objective in the manner the board deemed to be the most appropriate consistent with its business decision to go public through a process involving a reverse merger with a shell corporation.

The board noted the transaction structure proposed by Third Enterprise would meet its objective of going public because it involved a transaction in which shares that are issued to On-Line Connecting Systems' shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act. As such, On-Line Connecting Systems would be able to meet the NASD's legal requirement of going public using the method it desired.

The On-Line Connecting Systems board recommended approving the merger because it concluded that the merger and its terms, including the merger fee to be paid to NetConnect Systems and the shares retained by shareholders of NetConnect Systems after the merger closed, were fair and in the best interests of On-Line Connecting Systems' shareholders. The board recommended On-Line Connecting Systems' shareholders approve the merger.

The board's conclusion and recommendation were based upon the following:

o On-Line Connecting Systems did not consider other methods of going public to be appropriate. The board determined that a reverse merger with a shell was the only acceptable alternative because this process, in the minds of its potential investors, its shareholders and its management, was:

o        Well known
o        Universally accepted
o        Proven to be successful

         The board took note that the bulletin board might not be as efficient or effective as Nasdaq. The board also pointed out that On-Line Connecting Systems didn't qualify for Nasdaq listing in any case.

         The board noted that there would be increased expense because of the requirement to become and remain an SEC reporting company in order to secure and maintain the bulletin board listing. Nonetheless, the board felt in its best business judgment that recognizing and acting upon investor, shareholder and management requests and desires for liquidity as soon as possible was in the long-term best interest of On-Line Connecting Systems and its business.

o The board investigated a number of individuals and entities who offered to assist the company in becoming a reporting, listed and trading company through a reverse merger. The board concluded that the transaction structure proposed by Third Enterprise had significant advantages over other types of reverse merger transaction structures. And it concluded that counsel to NetConnect Systems possessed a higher level of honesty, knowledge, experience and competence necessary for a successful transaction than it felt would be available through other alternatives.

o        The  merger  fee  and  number  of  shares  retained  were   reasonable,
         particularly   in  comparison  to  traditional   shell  reverse  merger
         transactions. They were also reasonable in view of the knowledge and experience of the attorney for NetConnect Systems.

Having made these decisions, the board felt that to undertake this transaction in some other manner with some other company or individuals would be inconsistent with the decision the board in the proper exercise of the discretion it is allowed under the business judgment standards of Texas law and the interests and desires of all the shareholders of On-Line Connecting Systems.

NetConnect Systems - History and Organization

NetConnect Systems was organized as a corporation under the laws of the state of Florida in April 1999 for the purpose of completing an acquisition of On-Line Connecting Systems, a private company that had made a decision to go public via a reverse merger with a shell before they contacted principals of NetConnect Systems.

NetConnect Systems's founder, Michael T. Williams, is a securities attorney. He currently limits his practice primarily to the preparation, filing and clearing of SEC registration statements. In the late 1990's, several companies approached Mr. Williams law firm and asked for representation in transactions that involved a merger with a traditional public shell company. Mr. Williams law firm always explained the potential problems in these kinds of as it had described to Mr. Modesto.

Although Mr. Williams' firm clearly felt that a going public transaction had merit for smaller companies that weren't IPO candidates, it felt the traditional reverse merger with a public shell transaction structure didn't. Initially, Mr. Williams' firm tried to explain to small business owners that a reverse merger wasn't necessary for them to go public; a selling shareholder registration statement would accomplish the same purpose. His firm quickly encountered an unanticipated problem - small business owners were not interested in discussing other alternatives for going public. Like On-Line Connecting Systems, these companies had already made up their mind that a reverse merger with a shell was the only way they were going to utilize to go public. As a consequence, Mr. Williams' law practice stagnated.



In order to rejuvenate his law practice, Mr. Williams decided to study what leading business consultants advised in this kind of situation. He first turned to successful entrepreneurs in other businesses. Carl Sewell, one of the largest and most successful luxury car dealers in the country, wrote a best-selling business book titled Customers For Life. Here is his First Commandment of Customer Service:

o   Ask customers what they want and give it to them again and again.

Mr. Williams then looked to Ken Blanchard, chairman of The Ken Blanchard Companies, who is the co-author of The One Minute Manager and 11 other best-selling books. His books have combined sales of more than 12 million copies in more than 25 languages. In How To Make Customers Raving Fans, Blanchard advised that there are three secrets to creating raving fans:

o   Determine  what you want to do
o   Discover what the customer wants to do
o   Deliver plus one percent.

Mr. Williams knew what he wanted to do: Continue to earn legal fees practicing securities law. He had discovered what the customer wanted to do: Go public using a reverse merger with a shell. Mr. Williams' firm decided to form and represent companies that would deliver that "product." This would give private companies a transaction structure that involved a merger with a shell. But his firm wanted the companies it formed and represented to do what Blanchard suggested and deliver the "plus one percent." To Mr. Williams, that meant not using a traditional shell or a traditional reverse merger transaction structure, because there was no way to eliminate all the problems he saw in that transaction structure.

His law firm decided that the way to deliver the "plus one percent product" that Blanchard referred to was to create companies that would use an entirely new transaction structure to take companies public through a reverse merger. Mr. Williams' firm started by forming from scratch shell companies for himself and for others. These would be brand new companies with no assets or operations. They would not have any of what Mr. Williams' firm felt were the problems of traditional shell transactions. These companies his firm represented would be the vehicle to take companies public by using the registration statements the SEC prescribes for use in merger transactions.

At first, Mr. Williams' firm decided to try to create the shells using a Rule 419 offering. But as the process really wasn't intended to raise money, this proved too cumbersome. Next, his firm formed and filed Form 10's for ten blank check shell companies. This, too, became cumbersome, so the firm formed blank check companies that didn't file Form 10's. As business has expanded, this process, too, has now become too cumbersome, and Mr. Williams' firm has decided it will no longer form or represent blank check companies. Instead, it will now form and represent acquisition companies only after the acquisition candidate has been identified.

Using this transaction structure, Mr. Williams' firm will be representing companies that:

o Meet the requirements of investors, shareholders and management of smaller companies that want, indeed demand, to go public through a reverse merger.

          o These people want a reverse merger transaction. They want only a reverse merger transaction and nothing else. This transaction structure will provide them with the opportunity to go public through a reverse merger with a shell.

o        Satisfy  the  new  requirements  in   the  regulatory  environment  for
         successfully going public.

         o With recent regulatory changes, there are now two alternatives available to do a reverse merger in a way that meets the NASD's legal requirement for securing a listing on the over the counter bulletin board.

                  o      Merge with a trading shell and file a Form 8-K
                  o Merge with a non-trading shell and become a mandatory SEC reporting company.

                  Mr. Williams' firm will not be involved in representing companies that utilize the first method, for all the reasons described above.

                  But remember, these transactions always start with the requirement that they must be structured as a reverse merger with a shell. It seemed to Mr. Williams' firm that if the transaction had to structured as a merger, the companies it represents should use the registration statement the SEC prescribes for issuance of shares in a merger transaction:
                  Form S-4. After all, this form contains the same disclosure as other available alternative forms of registration statements. But Form S-4 is the most logical choice. Mr. Williams firm reasoned: Do a merger; use the form of registration statement the SEC prescribes for issuance of shares in a merger.

                  Mr. Williams' firm also thought, which has since been proven to be correct, that going public by registering shares issued in a merger under on Form S-4 would be a simpler process to explain, on behalf of the companies it represented, to investors, shareholders and management of private companies that want to go public through a reverse merger with a shell. Mr. Williams' firm tells these people:

                  o   You want to go public by merging with a shell.

                  o You want the transaction to be done in a way that complies fully with all federal securities laws, rules and regulations.
                  o To achieve your objective, you have to become an SEC reporting company in the process.
                  o If you don't, you can't get listed on the over the counter bulletin board.
                  o That means the transaction has to involve the filing and clearing of a registration statement with the SEC before you can become listed for trading.
                  o Companies we represent use the form the SEC prescribes for a registration statement involving a merger.
                  o We file and clear this registration statement with the SEC.
                  o   We close the merger.
                  o The NASD processes and approves the market maker's Form 211 filing.
                  o You have now successfully gone public. You are a public, listed and trading company.

                  Mr. Williams' firm has found that this explanation makes it much easier for these individuals to understand the process being proposed.

         A Form S-4 filing, coupled with a Form 8-A for companies with less than 300 shareholders in order to meet the mandatory reporting requirement, meets all the NASD's legal requirement for successfully going public through a reverse merger with a shell.

NetConnect Systems is not currently a company that is listed for trading on the over the counter bulletin board. Before securing approval of an application to be listed on the over the counter bulletin board, this registration statement must be declared effective. Public Securities, an NASD market maker, has agreed to file a form 211 to secure a listing on the over the counter bulletin board for the surviving company.





                        ON-LINE CONNECTING SYSTEMS, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                 AUGUST 31, 2000










                                 C 0 N T E N T S

                                                                       Page

Independent Auditor's Report..................................................2

Balance Sheet.................................................................3

Statement of Operations.......................................................4

Statement of Changes in Stockholders' Equity..................................5

Statement of Cash Flows.......................................................6

Notes to Financial Statements...............................................7-8

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
On-Line Connecting Systems, Inc.
Allen, Texas


We have audited the accompanying balance sheet of On-Line Connecting Systems, Inc. (a development stage company) as of August 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the period June 13, 2000 (date of inception) through August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of On-Line Connecting Systems, Inc. as of August 31, 2000, and the results of its operations and its cash flows for the period June 13, 2000 (date of inception) through August 31, 2000 in conformity with generally accepted accounting principles.

As more fully discussed in Note A to the financial statements, On-Line Connecting Systems, Inc. is a development stage enterprise and therefore has no current operations, cash flow or ready access to the debt and equity market. Consequently, the Company must merge with an operating entity, or raise substantial financing or equity capital in order to put its business plan into operation. If the Company is unable to complete a merger and raise adequate amounts of financing or equity capital, then the Company will not successfully put its business plan into operation and will not continue as a going concern.





Houston, Texas
December 5, 2000

                        ON-LINE CONNECTING SYSTEMS, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 AUGUST 31, 2000

                                    ASSETS

CURRENT ASSETS
    Cash                                                               $    623
                                                                       --------
COMPUTER EQUIPMENT
                                                                          5,948
    Less accumulated depreciation
                                                                           (297)

                                                                          5,651

    TOTAL ASSETS                                                      $   6,274
                                                                      =========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY
    Common Stock, par value, $1 per share, 100 shares
      authorized, 16.098 shares issued and outstanding                $      16
     dditional paid-in capital
    A                                                                    65,078
    Deficit accumulated during the development stage                    (58,820)
                                                                       --------
                                                                          6,274

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $   6,274
                                                                      =========


                            See accompanying notes.

                        ON-LINE CONNECTING SYSTEMS, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
              FOR THE PERIOD JUNE 13, 2000 THROUGH AUGUST 31, 2000




REVENUES                                                               $     -
                                                                        -------

EXPENSES
     Bank fees
                                                                            147
     Depreciation
                                                                            297
     Office expenses
                                                                          1,523
     Organizational costs
                                                                         56,250
     Travel expense
                                                                            603
                                                                           ----
                                                                         58,820
NET LOSS                                                              $ (58,820)
                                                                     ==========

NET LOSS PER SHARE OUTSTANDING                                        $ (12,203)
                                                                     ==========

WEIGHTED AVERAGE SHARES OUTSTANDING                                    $   4.82
                                                                      =========


                            See accompanying notes.

                        ON-LINE CONNECTING SYSTEMS, INC.
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              FOR THE PERIOD JUNE 13, 2000 THROUGH AUGUST 31, 2000

                                                                                          Deficit
                                                                                        Accumulated
                                                                       Additional        During the
                                            Common Stock                 Paid-In        Development
                                  ----------------------------------
                                      Shares            Amount           Capital           Stage              Total
                                  ----------------  ---------------- ---------------- -----------------  ----------------



Balance, June 13, 2000                          -            $    -           $    -            $    -            $    -


Common stock issued                            16                16           65,078                 -            65,094

                                                                                              (58,820)          (58,820)
                                   --------------    --------------   --------------   ------ --------    --------------
Net loss                                       -                 -                -
                                             ----             -----            -----

                                              16           $    16         $ 65,078         $ (58,820)         $  6,274
                                   =============           ========        =========        ==========         ========
Balance, August 31, 2000


                            See accompanying notes.

                        ON-LINE CONNECTING SYSTEMS, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
              FOR THE PERIOD JUNE 13, 2000 THROUGH AUGUST 31, 2000



CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                    $ (58,820)
                                                                                ----------

    Adjustments to reconcile net loss to net cash used by operating activities:
      Depreciation
                                                                                      297
    Total adjustments
                                                                                      297

    Net cash used by operating activities                                         (58,523)
                                                                                  --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of computer equipment                                              (3,851)
                                                                                 ---------

    Net cash used by investing activities                                          (3,851)
                                                                                 ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Advances from stockholder
                                                                                      708
    Repayments of advances from stockholder
                                                                                     (708)
    Proceeds from issuance of common stock
                                                                                   62,997

    Net cash provided by financing activities
                                                                                   62,997

NET INCREASE IN CASH
                                                                                      623

CASH AT BEGINNING OF PERIOD
                                                                                        -

CASH AT END OF PERIOD                                                            $    623
                                                                                 ========



NON-CASH INVESTING AND FINANCING ACTIVITIES:
    The Company issued .1 share of common stock in exchange for $2,097 of computer equipment.


                            See accompanying notes.

                        ON-LINE CONNECTING SYSTEMS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000



NOTE A          BASIS  OF PRESENTATION  AND SUMMARY  OF  SIGNIFICANT  ACCOUNTING
                POLICIES

                On-Line Connecting Systems, Inc. (A Development Stage Company) (the Company) was incorporated in Texas on June 13, 2000 with the intent to file a Form 10 registration statement and merge with Net Connect Systems, Inc. at a future date. Accordingly, the Company has no current business operations and has no intention of engaging in active business prior to its anticipated Form 10 registration and merger.

                Nature of Operations - The Company is a development stage enterprise in the telecommunication services industry, with the intent to provide callback services and fax services to businesses and individuals throughout the world, utilizing existing communication equipment and telephone lines. To date, the Company has devoted substantially all of its efforts to financial planning, raising capital and identifying business opportunities. The Company is subject to the risks associated with development stage companies. Substantial financing or capital investment will be required to continue to fund the Company's activities. Because the Company has not yet put its business plan into operation, there is no assurance that the Company's business plan will be commercially successful when implemented in the future or that the Company will be successful in raising debt and equity capital. If the Company is unsuccessful in raising adequate amounts of debt and equity capital, and is unsuccessful in implementing its business plan, it will likely cease to exist and creditors and equity holders will lose substantially, if not all of the amounts due them and their equity investments.

                Cash - For purposes of reporting cash flow, the Company includes all highly liquid instruments with original maturities of three months or less to be cash and cash equivalents.

                Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.





                        ON-LINE CONNECTING SYSTEMS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2000



NOTE A BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                Computer Equipment - Computer equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of equipment are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in the results of operations.

                Depreciation is calculated on a straight-line basis over the estimated useful lives of the respective assets of five to ten years.

                Income Taxes - The Company has had losses since inception and, therefore, has not been subject to federal income taxes. As of August 31, 2000 the Company had accumulated net operating loss ("NOL") carryforward for income tax purposes of approximately $59,000, resulting in a deferred tax asset of $15,000. These carryforwards begin to expire in 2019. Additionally, because U.S. tax laws limit the time during which NOL and tax credit carryforwards may be applied against future taxable income and tax liabilities, the Company may not be able to take full advantage of its NOL and tax credits for federal income tax purposes. Since the Company has had net operating losses since inception, there is no assurance of future taxable income. A valuation allowance has been established to fully offset the deferred tax assets.



NOTE B          RELATED PARTY TRANSACTIONS

                The Company purchased equipment amounting to $3,851 from an entity owned and operated by a stockholder.

     The Company paid $56,250 as organizational costs to the law firm owned by a 50% stockholder of NetConnect Systems, Inc.









NetConnect Systems, Inc.

Prospectus

TABLE OF CONTENTS

SOLICITATION OF WRITTEN CONSENTS.........................................................................5
--------------------------------
WRITTEN CONSENT..........................................................................................6
---------------
SUMMARY..................................................................................................7
-------
RISK FACTORS............................................................................................11
------------
MERGER APPROVALS........................................................................................14
----------------
MERGER TRANSACTION......................................................................................15
------------------
ON-LINE CONNECTING SYSTEMS SELECTED FINANCIAL DATA......................................................27
--------------------------------------------------
ON-LINE CONNECTING SYSTEMS PLAN OF OPERATIONS...........................................................27
---------------------------------------------
ON-LINE CONNECTING SYSTEMS BUSINESS.....................................................................29
-----------------------------------
ON-LINE CONNECTING SYSTEMS MANAGEMENT...................................................................46
-------------------------------------
RELATED PARTY TRANSACTIONS WITH DIRECTORS, OFFICERS AND 5% STOCKHOLDERS.................................47
-----------------------------------------------------------------------
PRINCIPAL STOCKHOLDERS OF ON-LINE.......................................................................47
---------------------------------
DESCRIPTION OF ON-LINE CONNECTING SYSTEMS CAPITAL STOCK.................................................48
-------------------------------------------------------
NETCONNECT SYSTEMS' BUSINESS............................................................................48
----------------------------
DESCRIPTION OF NETCONNECT SYSTEMS CAPITAL STOCK.........................................................54
-----------------------------------------------
COMPARISON OF RIGHTS OF NETCONNECT SYSTEMS STOCKHOLDERS AND ON-LINE CONNECTING SYSTEMS SHAREHOLDERS.....54
---------------------------------------------------------------------------------------------------
AVAILABLE INFORMATION...................................................................................54
---------------------
EXPERTS.................................................................................................55
-------
LEGAL MATTERS...........................................................................................55
-------------
ON-LINE CONNECTING SYSTEMS FINANCIAL STATEMENTS.........................................................59
-----------------------------------------------

Dealer prospectus delivery obligation

Until ____, 2001 all dealers that effect transactions in these securities, whether or not participating in this offering, are required to deliver a prospectus.

The date of this prospectus is ___, 2001.

                 ON-LINE CONNECTING SYSTEMS FINANCIAL STATEMENTS

PART II

     ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Texas Business Corporation Act. Section 607.0850(1) of the Texas Business Corporation Act (the "FBCA") provides that a Texas corporation, such as On-Line Connecting Systems, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 607.0850(2) of the FBCA provides that a Texas corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

          Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

          Section 607.0831 of the FBCA provides that a director of a Texas corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

          Articles and bylaws. On-Line Connecting System's Articles of Incorporation and On-Line Connecting System's bylaws provide that On-Line Connecting Systems shall, to the fullest extent permitted by law, indemnify all directors of On-Line Connecting Systems, as well as any officers or employees of On-Line Connecting Systems to whom On-Line Connecting Systems has agreed to grant indemnification.

Item 2

     1   Agreement and Plan of Merger and Reorganization

Item 3

     1   Articles of Incorporation of the Registrant.
     2   Bylaws of the Registrant (1)
     3 Amended and Restated Articles of Incorporation of Registrant, to be effective after consummation of the proposed Merger. *
     4. Amended and Restated bylaws of the Registrant, to be effective after consummation of the proposed Merger. *

Item 4

     1     Form of common stock Certificate of the Registrant.(1)

Item 5

     1     Legal Opinion of Williams Law Group, P.A.

Item 8

     1     Tax Opinion of Williams Law Group, P.A.

Item 10

     1.    Assignment of software to On-Line *

Item 23

     1   Consent of Harper & Pearson Company, P.C.
     2 Consent of WILLIAMS LAW GROUP, P.A. (to be included in Exhibits 5.1 and 8.1).

     All other Exhibits called for by Rule 601 of Regulation S-1 are not applicable to this filing.

     (1) Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to:

1.File,   during  any  period  in  which  it  offers  or  sells  securities,   a
post-effective amendment to this registration statement to:

         i.Include any prospectus required by section 10(a)(3) of the Securities Act;

         ii.Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         iii.Include any additional or changed material information on the plan of distribution.

2.For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.Respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5.Supply by means of a post-effective amendment all information concerning a transaction, and On-Line Connecting Systems being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.




                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on January 7, 2001.

                                      Netconnect Systems, Inc.

                                      By: /s/  MICHAEL T. WILLIAMS.
                                      ------------------------------------
                                               President, Director and Treasurer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------- ------------------------------------ ----------------
SIGNATURE                     TITLE                                   DATE
-------------------------- ------------------------------------ ----------------
-------------------------- ------------------------------------ ----------------
/s/ Michael T. Williams     President, Director and Treasurer         1-7-01
-------------------------- ------------------------------------ ----------------